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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

GRANITE CITY FOOD & BREWERY LTD.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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GRANITE CITY FOOD & BREWERY LTD.
5402 Parkdale Drive, Suite 101
Minneapolis, Minnesota 55416

September 20, 2011

Dear Shareholder:

        I am pleased to invite you to attend the annual meeting of shareholders of Granite City Food & Brewery Ltd., to be held at Briggs and Morgan, P.A., 80 South Eighth Street, Suite 2200, Minneapolis, Minnesota, on October 18, 2011, at 3:00 p.m. central time.

        Details regarding the business to be conducted are more fully described in the accompanying notice of annual meeting and proxy statement. Also enclosed in this package is a proxy card for you to record your vote and a return envelope for your proxy card.

        Your vote is important. Whether or not you plan to attend the meeting, I hope that you will vote as soon as possible. Voting will ensure your representation at the meeting, if you do not attend in person. If you do attend in person, you may withdraw your proxy and vote personally on any matters brought properly before the meeting.

Sincerely,
GRANITE CITY FOOD & BREWERY LTD.

Robert J. Doran Chief Executive Officer

GRANITE CITY FOOD & BREWERY LTD.
5402 Parkdale Drive, Suite 101
Minneapolis, Minnesota 55416

NOTICE
OF
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD OCTOBER 18, 2011

        NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of Granite City Food & Brewery Ltd., a Minnesota corporation, will be held at Briggs and Morgan, P.A., 80 South Eighth Street, Suite 2200, Minneapolis, Minnesota, on October 18, 2011, at 3:00 p.m. central time, for the following purposes, as more fully described in the accompanying proxy statement:

  1.
  To elect eight directors for the ensuing year and until their successors shall be elected and duly qualified;

  2.
  To consider and vote upon a proposal to approve our Long-Term Incentive Plan;

  3.
  To ratify the appointment of Schechter, Dokken, Kanter, Andrews & Selcer, Ltd. as our independent registered public accounting firm for the fiscal year ending December 27, 2011; and

  4.
  To consider such other business as may properly come before the meeting or any adjournment or postponement thereof.

        Only shareholders of record at the close of business on September 8, 2011, are entitled to notice of, and to vote at, the meeting. Whether or not you expect to attend the meeting in person, please mark, date and sign the enclosed proxy exactly as your name appears thereon and promptly return it in the envelope provided, which requires no postage if mailed in the United States. Proxies may be revoked at any time before they are exercised and, if you attend the meeting in person, you may withdraw your proxy and vote personally on any matter brought properly before the meeting.

Sincerely, GRANITE CITY FOOD & BREWERY LTD.

Robert J. Doran Chief Executive Officer
Minneapolis, Minnesota September 20, 2011

i

ii

GRANITE CITY FOOD & BREWERY LTD.
5402 Parkdale Drive, Suite 101
Minneapolis, Minnesota 55416

PROXY STATEMENT
FOR
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD OCTOBER 18, 2011

 INFORMATION CONCERNING SOLICITATION AND VOTING

        This proxy statement is furnished by the board of directors of Granite City Food & Brewery Ltd. and contains information relating to the annual meeting of our shareholders to be held on October 18, 2011, beginning at 3:00 p.m. central time, at Briggs and Morgan, P.A., 80 South Eighth Street, Suite 2200, Minneapolis, Minnesota. This proxy statement and accompanying proxy card are being distributed on or about September 20, 2011.

Important Notice Regarding the Internet Availability of Proxy Materials for the Shareholder Meeting to be Held on October 18, 2011

        In accordance with rules and regulations adopted by the U.S. Securities and Exchange Commission (the "SEC"), we are furnishing our proxy materials on the Internet. "Proxy materials" means this proxy statement, our 2010 Annual Report and any amendments or updates to these documents. Our proxy materials are available on the Internet to the general public at www.gcfb.net/proxy2011.

What is the purpose of the annual meeting?

        At our annual meeting, shareholders will vote on the following items of business:

  1.
  The election of eight directors for the ensuing year and until their successors shall be elected and duly qualified;

  2.
  The approval of our Long-Term Incentive Plan; and

  3.
  The ratification of the appointment of Schechter, Dokken, Kanter, Andrews & Selcer, Ltd. as our independent registered public accounting firm ("independent auditors") for the fiscal year ending December 27, 2011.

        Shareholders will also vote on such other matters as may properly come before the meeting or any adjournment or postponement thereof.

What are the board's recommendations?

        Our board of directors recommends that you vote:

  •
  FOR the election of each of the nominees for director (see Proposal No. 1);

  •
  FOR the approval of our Long-Term Incentive Plan (see Proposal No. 2); and

  •
  FOR the ratification of the appointment of Schechter, Dokken, Kanter, Andrews & Selcer, Ltd. as our independent auditors for the fiscal year ending December 27, 2011 (see Proposal No. 3).

        With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the board of directors or, if no recommendation is given, in their own discretion.

What shares are entitled to vote?

        As of September 8, 2011, the record date for the meeting, we had 4,654,067 shares of common stock and 3,000,000 shares of Series A Convertible Preferred Stock outstanding. Each share of our common stock outstanding on the record date is entitled to one vote on each item being voted on at the meeting. Each share of our preferred stock outstanding on the record date is entitled to 0.77922 votes on each item being voted upon at the meeting. The holder of our preferred stock will vote with the holders of our common stock as a single class on each of the proposals set forth in this proxy statement.

        You can vote all the shares that you owned on the record date. These shares include (1) shares held directly in your name as the shareholder of record, and (2) shares held for you as the beneficial owner through a broker, bank or other nominee. Shareholders do not have the right to cumulate votes in the election of directors.

Does the way in which I hold my shares affect how I submit my vote?

        Yes. Most shareholders hold their shares through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between the voting of shares held of record and those owned beneficially.

        Shareholder of Record.    If your shares are registered directly in your name with our transfer agent, Wells Fargo Shareowner Services, you are considered, with respect to those shares, the shareholder of record, and we are sending these proxy materials directly to you. As the shareholder of record, you have the right to grant your voting proxy directly to the named proxy holders or to vote in person at the meeting. We have enclosed a proxy card for you to use.

        Beneficial Owner.    If your shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you together with a voting instruction card. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote and are also invited to attend the annual meeting.

        Since a beneficial owner is not the shareholder of record, you may not vote these shares in person at the meeting unless you obtain a "legal proxy" from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting. Your broker, trustee or nominee has enclosed or provided voting instructions for you to use in directing the broker, trustee or nominee how to vote your shares.

Who can attend the meeting?

        All shareholders as of the record date, or their duly appointed proxies, may attend the meeting. If you are not a shareholder of record but hold shares through a broker or nominee (i.e., in street name), you should provide proof of beneficial ownership on the record date, such as your most recent account statement prior to September 8, 2011, a copy of the voting instruction card provided by your broker, trustee or nominee, or other similar evidence of ownership. Registration and seating will begin at 2:45 p.m. Cameras, recording devices and other similar electronic devices will not be permitted at the meeting.

How can I vote my shares in person at the annual meeting?

        Shares held in your name as the shareholder of record may be voted in person at the meeting. Shares held beneficially in street name may be voted in person only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the meeting.

How can I vote my shares without attending the annual meeting?

        Whether you hold shares directly as the shareholder of record or beneficially in street name, you may direct how your shares are voted without attending the meeting. If you are a shareholder of record, you may vote by submitting a proxy. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker, trustee or nominee. For directions on how to vote, please refer to the instructions included on your proxy card or, for shares held beneficially in street name, the voting instruction card provided by your broker, trustee or nominee.

Can I change my vote or revoke my proxy after I return my proxy card?

        Yes. Even after you have submitted your proxy, you may change your vote or revoke your proxy at any time before the votes are cast at the meeting by delivering a written notice of your revocation to our Corporate Secretary at our principal executive office, or executing and delivering a later dated proxy. You may also change your vote or revoke your proxy by appearing in person at the meeting, filing a written notice of revocation with our Corporate Secretary and voting in person the shares to which the proxy relates. Any written notice or later dated proxy should be delivered to Granite City Food & Brewery Ltd., 5402 Parkdale Drive, Suite 101, Minneapolis, Minnesota 55416, Attention: Monica A. Underwood, Vice President of Finance and Secretary, or hand-delivered to Ms. Underwood before the vote at the meeting.

What constitutes a quorum?

        The presence at the meeting, in person or by proxy, of the holders of at least a majority of the voting power of the shares entitled to vote at the meeting will constitute a quorum. There must be a quorum for any action to be taken at the meeting (other than an adjournment or postponement of the meeting). If you submit a properly executed proxy card, even if you abstain from voting, then your shares will be counted for purposes of determining the presence of a quorum. If a broker indicates on a proxy that it lacks discretionary authority as to certain shares to vote on a particular matter, commonly referred to as "broker non-votes," those shares will still be counted for purposes of determining the presence of a quorum at the meeting.

What vote is required to approve each item?

        Election of Directors.    Assuming the presence of a quorum, the eight persons receiving the highest number of FOR votes will be elected as directors.

        Other Items.    Assuming the presence of a quorum, the affirmative vote of the greater of (i) a majority of the outstanding shares of our voting securities present in person or by proxy and entitled to vote on the item at the meeting and (ii) a majority of the minimum number of shares entitled to vote that would constitute a quorum for the transaction of business at the meeting, will be required for approval of each of these proposals. Abstentions will be considered shares entitled to vote in the tabulation of votes cast and will have the same effect as negative votes on each of these proposals.

        If you hold your shares beneficially in street name and do not provide your broker or nominee with voting instructions, your shares may constitute "broker non-votes." Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owners and instructions are not given. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a proposal has been approved.

What does it mean if I receive more than one proxy card?

        If you receive more than one proxy card, it means that you hold shares registered in more than one name or brokerage account. You should sign and return each proxy card that you receive in order to ensure that all of your shares are voted.

How can I vote on each of the proposals?

        In the election of directors, you may vote FOR each of the nominees, or your vote may be WITHHELD with respect to any or all of the nominees. For each other matter, you may vote FOR or AGAINST the proposal, or you may indicate that you wish to ABSTAIN from voting on the proposal.

        Each of your shares will be voted according to your directions on the proxy card. If you sign your proxy card or broker voting instruction card with no further instructions, your shares will be voted in accordance with the recommendations of our board of directors (FOR each of the nominees for director named in the proxy statement, FOR approval of our Long-Term Incentive Plan, and FOR ratification of the appointment of independent auditors for the fiscal year ending December 27, 2011).

Who will count the proxy votes?

        Votes will be counted by our transfer agent, Wells Fargo Shareowner Services, which has been appointed to act as the inspector of election for the annual meeting.

How will voting on any other business be conducted?

        We do not expect any matters to be presented for a vote at the meeting other than the matters described in this proxy statement. If you grant a proxy, either of the proxy holders, Robert J. Doran and James G. Gilbertson, or their nominee(s) or substitute(s), will have the discretion to vote your shares on any additional matters that are properly presented for a vote at the meeting. If a nominee is not available as a candidate for director, the persons named as proxy holders may vote your proxy for another candidate nominated by our board of directors.

Who is paying for this proxy solicitation?

        We will pay the expenses incurred in connection with the solicitation of proxies. We are soliciting proxies principally by mail. In addition, our directors, officers and other employees may solicit proxies personally, by telephone, by facsimile or by e-mail, for which they will receive no consideration other than their regular compensation. We will also request brokerage houses, nominees, custodians and fiduciaries to forward soliciting material to the beneficial owners of shares held as of the record date and will reimburse such persons for their reasonable expenses so incurred.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial Ownership

        The following table sets forth certain information known to us regarding beneficial ownership of our voting securities as of September 8, 2011, by (a) each person who is known to us to own beneficially more than five percent of any class of our voting securities, (b) each director and nominee, (c) each executive officer named in the summary compensation table below, and (d) all current directors and executive officers as a group. The percentage of beneficial ownership is based on 4,654,067 shares of common stock and 3,000,000 shares of Series A Convertible Preferred Stock outstanding as of September 8, 2011. As indicated in the footnotes, shares issuable pursuant to derivative securities are deemed outstanding for computing the percentage of the person holding such derivative securities but are not deemed outstanding for computing the percentage of any other person. Except as otherwise noted below, the named individual has sole voting and investment power with respect to the listed shares and none of the listed shares has been pledged as security. Unless otherwise indicated, the address for each listed shareholder is c/o Granite City Food & Brewery Ltd., 5402 Parkdale Drive, Suite 101, Minneapolis, Minnesota 55416.

Name and Address of Beneficial Owner(1)	Shares Beneficially Owned(1)		Percentage of Class(1)
Common Stock
Concept Development Partners LLC	7,682,580	(2)	72.1%
Fouad Z. Bashour	0	(3)	0%
Robert J. Doran	0	(3)	0%
Michael S. Rawlings	0	(3)	0%
Charles J. Hey(4)	1,692,687	(5)	36.2%
DHW Leasing, L.L.C.	1,666,666	(6)	35.8%
Steven J. Wagenheim	158,386	(7)	3.4%
James G. Gilbertson	53,333	(8)	1.1%
Joel C. Longtin	52,899	(9)	1.1%
Darius H. Gilanfar	45,913	(10)	*
Milton D. Avery(11)	32,500	(12)	*
Louis M. Mucci	0		0
Michael H. Staenberg	0		0
All current directors and executive officers as a group (12 persons)	348,488	(13)	7.2%
Series A Convertible Preferred Stock
Concept Development Partners LLC	3,000,000	(14)	100%
Fouad Z. Bashour	0	(15)	0%
Robert J. Doran	0	(15)	0%
Michael S. Rawlings	0	(15)	0%
Charles J. Hey(3)	0		0%
Steven J. Wagenheim	0		0%
James G. Gilbertson	0		0%
Joel C. Longtin	0		0%
Darius H. Gilanfar	0		0%
Milton D. Avery(10)	0		0%
Louis M. Mucci	0		0%
Michael H. Staenberg	0		0%
All current directors and executive officers as a group (12 persons)	0	(16)	0%

*
Represents less than one percent.

(1)
Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to securities. Securities "beneficially owned" by a person may include securities owned by or for, among others, the spouse, children, or certain other relatives of such person as well as other securities as to which the person has or shares voting or investment power or has the option or right to acquire within 60 days of September 8, 2011.

(2)
As set forth in the Schedule 13D filed on May 20, 2011 by Concept Development Partners LLC, a Delaware limited liability company ("CDP"), CIC Partners Firm LP, a Delaware limited partnership ("CIC Partners"), CIC II LP, a Delaware limited partnership ("CIC Fund II"), CIC II GP LLC, a Delaware limited liability company ("CIC II GP"), CDP-ME Holdings, LLC, a Delaware limited liability company ("CDP-ME"), and CDP Management Partners, LLC, a Delaware limited liability company ("CDP Management"). CDP is a limited liability company organized under the laws of the State of Delaware and is primarily in the business of investing in the restaurant industry. CDP's board of directors consists of Fouad Z. Bashour, Michael S. Rawlings, Dean S. Oakey and Robert J. Doran. CDP is minority owned by CDP-ME and CDP Management. Both CDP-ME and CDP Management are investment companies jointly owned and managed by Messrs. Oakey and Doran. The present principal occupation of Mr. Oakey is Chief Concept Officer of Granite City, and the present principal occupation of Mr. Doran is Chief Executive Officer of Granite City. Each of CDP, CDP-ME and CDP Management has a principal place of business at 5724 Calpine Drive, Malibu, California 90265. CDP is majority owned by CIC CDP LLC, a Delaware limited liability company ("CIC CDP LLC"), which is itself a wholly-owned subsidiary of CIC Fund II. CIC Fund II is an investment fund managed by its general partner, CIC II GP, and ultimately owned and controlled by CIC Partners, a mid-market private equity firm headquartered in Dallas, Texas. The principal business of CIC CDP LLC is the investment in Granite City's Series A Convertible Preferred Stock ("Series A Preferred"). The principal business of CIC Fund II is to be an investment fund in CIC Partners, and the principal business of CIC II GP is to act as the general partner of CIC Fund II. CIC Partners is jointly owned and managed by Marshall Payne, Drew Johnson, Michael S. Rawlings, Fouad Z. Bashour and James C. Smith. The present principal occupation of Messrs. Payne, Johnson, Rawlings, Bashour and Smith is serving as a director of CIC Partners, and together with CIC Partners, CIC Fund II and CIC II GP, each have a principal place of business at 500 Crescent Court, Suite 250, Dallas, Texas 75201. Messrs. Payne, Johnson, Rawlings, Bashour, Oakey and Doran, as well as CIC Partners, CIC Fund II, CIC II GP, CDP-ME and CDP Holdings disclaim beneficial ownership of such securities. Represents beneficial ownership of 7,682,580 shares of common stock, including 6,000,000 shares of common stock issuable upon conversion of 3,000,000 shares of Series A Preferred owned by CDP, and 1,666,666 shares of common stock over which CDP has voting power pursuant to a shareholder and voting agreement and irrevocable proxy between CDP and DHW Leasing, L.L.C. ("DHW"), dated May 10, 2011. Prior to conversion, the holder of our Series A Preferred has 0.77922 votes per preferred share and votes with the holders of our common stock as a single class, except on matters adversely affecting the holder of our Series A Preferred as a class.

(3)
The number of shares of common stock reported herein as beneficially owned by Messrs. Bashour, Doran and Rawlings excludes the 7,682,580 shares of common stock beneficially owned by CDP. Messrs. Bashour, Doran and Rawlings disclaim beneficial ownership of such securities. Messrs. Bashour, Doran and Rawlings, together with two other individuals, are managers of CDP. Since a majority of managers of CDP is required to vote or dispose of any shares of our stock, none of such individuals is deemed a beneficial owner of the common stock beneficially owned by CDP.

(4)
Mr. Hey has been designated by DHW for election to our board at our 2011 annual meeting of shareholders.

(5)
Includes 5,000 shares of common stock purchasable by Mr. Hey upon the exercise of an option and 21,021 shares of common stock purchasable by Mr. Hey upon the exercise of a warrant. Because Mr. Hey may be deemed to be an indirect beneficial owner of the shares of common stock held by DHW, the number of shares of common stock reported herein as beneficially owned by Mr. Hey also includes the 1,666,666 shares of common stock beneficially owned by DHW.

(6)
DHW retains the right to dispose of such shares of common stock; however, it has granted an irrevocable proxy to vote such shares of common stock to CDP. DHW's address is 230 S. Phillips Avenue, Suite 202, Sioux Falls, SD 57104.

(7)
Includes 45,833 shares of common stock purchasable by Mr. Wagenheim upon the exercise of options. Because Mr. Wagenheim may be deemed to be an indirect beneficial owner of the securities held by Brewing Ventures LLC, the number of shares of common stock reported herein as beneficially owned by Mr. Wagenheim also includes 96,979 shares of common stock beneficially owned by Brewing Ventures LLC.

(8)
Includes 45,833 shares of common stock purchasable by Mr. Gilbertson upon the exercise of options.

(9)
Includes 30,000 shares of common stock purchasable by Mr. Longtin upon the exercise of options, 838 shares of common stock purchasable by Mr. Longtin upon the exercise of a warrant, and 2,436 shares of common stock held by Mr. Longtin's spouse's IRA. Because Mr. Longtin may be deemed to be an indirect beneficial owner of the securities held by JNB Ventures LP, the number of shares of common stock reported herein as beneficially owned by Mr. Longtin also includes 2,092 shares of common stock purchasable by JNB Ventures LP upon the exercise of a warrant.

(10)
Includes 45,833 shares of common stock purchasable by Mr. Gilanfar upon the exercise of options.

(11)
DHW has determined not to designate Mr. Avery for re-election to our board at our 2011 annual meeting of shareholders.

(12)
Includes 12,500 shares of common stock purchasable by Mr. Avery upon the exercise of options. Because Mr. Avery may be deemed to be an indirect beneficial owner of the securities held by Avery Bros, LLC, the number of shares of common stock reported herein as beneficially owned by Mr. Avery also includes 10,000 shares of common stock beneficially owned by Avery Bros, LLC.

(13)
Includes 185,040 shares of common stock purchasable upon the exercise of options and 2,930 shares of common stock purchasable upon the exercise of warrants (including 2,092 shares of common stock purchasable by JNB Ventures LP). Also includes shares of common stock beneficially owned by Brewing Ventures LLC, Avery Bros, LLC and Mr. Longtin's spouse's IRA. Excludes shares of common stock beneficially owned by CDP.

(14)
CDP's address is 5724 Calpine Drive, Malibu, CA 90265.

(15)
The number of shares of Series A Preferred reported herein as beneficially owned by Messrs. Bashour, Doran and Rawlings excludes the 3,000,000 shares of Series A Preferred held by CDP. Messrs. Bashour, Doran and Rawlings disclaim beneficial ownership of such securities. Messrs. Bashour, Doran and Rawlings, together with two other individuals, are managers of CDP. Since a majority of managers of CDP is required to vote or dispose of any shares of our stock, none of such individuals is deemed a beneficial owner of the Series A Preferred held by CDP.

(16)
Excludes shares of Series A Preferred held by CDP.

Change in Control

        In May 2011, we completed a preferred stock financing transaction with CDP whereby we issued $9.0 million of newly issued Series A Preferred to CDP, entered into a $10.0 million credit agreement with Fifth Third Bank providing for senior credit facilities, repurchased 3,000,000 shares of common stock from DHW for approximately $7.1 million, and purchased real property in Troy, Michigan from DHW for approximately $2.6 million. Through its purchase of the newly issued Series A Preferred and a related shareholder and voting agreement with DHW, CDP acquired control of our company. As of September 8, 2011, CDP beneficially owned (1) approximately 72.1% of our common stock, representing (a) 6,000,000 shares issuable upon conversion of 3,000,000 shares of Series A Preferred owned by CDP, (b) 1,666,666 shares over which CDP has voting power pursuant to a shareholder and voting agreement and irrevocable proxy between CDP and DHW, and (c) 15,914 shares of common stock issued to CDP as dividend shares on June 30, 2011, and (2) 100% of our Series A Preferred.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

Nominees

        Eight persons have been nominated for election as directors at the annual meeting, seven of whom currently serve as directors. Mr. Hey, who co-owns DHW with Donald A. Dunham, Jr., has been designated by DHW for election to our board at our 2011 annual meeting of shareholders. See "Business Experience." DHW has determined not to designate Mr. Avery for re-election to our board at our 2011 annual meeting of shareholders.

        In connection with the above-described May 2011 preferred stock financing transaction with CDP, Fouad Z. Bashour, Robert J. Doran, Michael S. Rawlings, Louis M. Mucci and Michael H. Staenberg became members of our board of directors. Messrs. Bashour, Doran and Rawlings have business relationships with CDP. In particular, Mr. Doran is Managing Member of CDP Management, Mr. Bashour is a founding partner of CIC Partners and its current Chief Financial Officer, and Mr. Rawlings is a founding partner of CIC Partners and its current Vice-Chairman. See "Business Experience."

        Our directors are elected annually, by a plurality of the votes cast, to serve until the next annual meeting of shareholders and until their respective successors are elected and duly qualified. There are no familial relationships between any director or officer.

Vote Required

        The eight nominees receiving the highest number of affirmative votes of the shares entitled to vote at the annual meeting shall be elected to the board of directors. An abstention will have the same effect as a vote withheld for the election of directors and a broker non-vote will not be treated as voting in person or by proxy on the proposal. See "Our Board of Directors and Committees—Corporate Governance and Nominating Committee Procedures" for information regarding the shareholder and voting agreement and irrevocable proxy between CDP and DHW. Set forth below is certain information concerning the nominees for the board of directors. The board of directors recommends that shareholders vote FOR the nominees listed below.

Name	Age	Principal Occupation	Position with Granite City	Director Since
Robert J. Doran	65	Chief Executive Officer and Director of Granite City and Managing Partner of CDP Management	Chief Executive Officer and Director	2011
Fouad Z. Bashour	35	Founding Partner of CIC Partners	Chairman of the Board	2011
Charles J. Hey	75	Chairman of the Board of School Bus, Inc.	Nominee	N/A
Joel C. Longtin	51	President and Chief Executive Officer of JKL Enterprises, Inc. and Longtin Leasing, LLC	Director	2009
Louis M. Mucci	70	Business Consultant	Director	2011
Michael S. Rawlings	57	Founding Partner of CIC Partners	Director	2011
Michael H. Staenberg	57	President of THF Realty	Director	2011
Steven J. Wagenheim	57	President, Founder and Director of Granite City	President, Founder and Director	1997

 Business Experience

        Robert J. Doran has been the Chief Executive Officer of Granite City since May 2011. Mr. Doran has been a Managing Partner of CDP Management, a merchant banking firm focusing on principal investments and consulting in the restaurant, food processing, and retail industries, since April 2010. He is the founder of Doran Consulting, a niche consulting group specializing in executive coaching since 1999, providing services to McDonald's Corporation, Bell South, Boston Markets, and Delphi Auto Parts. Mr. Doran was employed with McDonald's Corporation from January 1967 to March 1999 serving in a variety of regional director and vice president positions, most recently as Executive Vice President of McDonald's USA. Mr. Doran currently serves on the board of directors of Hawaii Development Company and McDonald's of Hawaii. Mr. Doran brings business consulting, executive leadership and extensive multi-location restaurant experience to our board.

        Fouad Z. Bashour, who became Chairman of the Board of Granite City in May 2011, is a founding partner of CIC Partners and its current Chief Financial Officer, and has been with CIC Partners and its predecessor since 1999. Prior to joining CIC Partners, he worked at The Boston Consulting Group, a leading strategy consulting firm. Mr. Bashour currently serves as a director of Red Mango, Inc. and Schuepbach Energy LLC. He is a former director of Bagby Energy Holdings, LP, Triumph Pacific Oil and Gas Company, Buffet Partners, L.P. (doing business as Furr's) and GreenLeaf Auto Recyclers LLC, where he served as co-chairman. Mr. Bashour brings business strategy consulting, capital markets and private equity experience to our board.

        Charles J. Hey, who has been designated by DHW for election to our board at our 2011 annual meeting of shareholders, previously served as one of our directors from June 2010 to May 2011. Mr. Hey, who has been in the business of operating school bus contracts since 1962, currently serves as Chairman of the Board of School Bus, Inc., a transportation company. For a five-year period in the 1990s, Mr. Hey was a co-owner of Jasper State Bank. Mr. Hey co-owns DHW with Donald A. Dunham, Jr. and, therefore, has interests in certain of our restaurant leases and our company's other transactions with DHW. See "Certain Relationships and Related Transactions—Relationship and Transactions with DHW."

        Joel C. Longtin became one of our directors in October 2009. He served as Chairman of the Board of Granite City from March 2010 through May 2011. Since January 2004, Mr. Longtin has been the President and Chief Executive Officer of JKL Enterprises, Inc. and Longtin Leasing, LLC, both of which are office equipment distribution and leasing companies. Mr. Longtin served as president of First American Bank in Sioux City, Iowa from November 2001 to January 2004. Mr. Longtin brings executive management experience in banking, restaurant and franchising industries to our board.

        Louis M. Mucci joined our board in May 2011. Mr. Mucci has served as an advisor to the board of directors of Ruby's Tequilas, a restaurant company, since June 2007. From February 2007 until June 2009, Mr. Mucci was a senior advisor to SMH Capital Corp., an investment banking group. He held the position of Chief Financial Officer at BJ's Restaurants, Inc. and served on that company's board of directors from May 2002 until September 2005. Mr. Mucci also served as an advisor to the board of directors of BJ's Restaurants through December 2008. He retired from PricewaterhouseCoopers LLP in 2001 after 25 years as a partner with the firm. Mr. Mucci's most recent position at PricewaterhouseCoopers was Chairman of the West Coast Retail Group. Mr. Mucci has served on the board of directors of Build-A-Bear Workshop, Inc. since November 2004. Mr. Mucci is also the "audit committee financial expert" at Build-A-Bear. Mr. Mucci obtained extensive financial and accounting expertise while serving as a partner of an independent accounting firm. During his tenure as Chief Financial Officer of BJ's Restaurants, he gained additional financial and accounting expertise in addition to store operations, human resources, workers compensation, insurance, corporate administration, and strategic planning experience. In addition, given his experience with other consumer-focused businesses, Mr. Mucci brings valuable insights and perspectives regarding financing and operation to our board.

        Michael S. Rawlings, who joined our board in May 2011, is a founding partner of CIC Partners and its current Vice-Chairman, and has been with the firm since 2004. In June 2011, Mr. Rawlings was elected mayor of Dallas, Texas. From 1997 to 2003, Mr. Rawlings was President of Pizza Hut, Inc. Before joining Pizza Hut, he was Chief Executive Officer of DDB Needham Dallas Group (formerly Tracy-Locke), the largest marketing communications agency in the Southwest, whose clients have included Frito-Lay, Pepsi, GTE and American Airlines. Mr. Rawlings currently serves as Chairman of Legends Hospitality Management, LLC, and as a director of Adina for Life, Inc. and River Point Farms. He is a former director of Buffet Partners, Main Street Restaurant Group, Inc., Quiznos, and Signstorey, Inc. Mr. Rawlings formerly served as the City of Dallas Park and Recreation Board President and as Dallas' Homeless Czar and Chairman for the Dallas Convention & Visitors Bureau. In addition, he is on the Board of Trustees at Jesuit College Preparatory and has been an active lecturer at many universities, as well as an adjunct professor at Southern Methodist University. Mr. Rawlings brings restaurant operations and leadership, marketing and communications and private equity experience to our board.

        Michael H. Staenberg, who joined our board in May 2011, has been the President of THF Realty, a leasing, development, and real estate management company, since he founded the company in September 1991. THF Realty currently has over 22 million square feet of property and retail shopping centers under management. Mr. Staenberg has served as the developer of more than 100 shopping centers in over 25 states. Prior to founding THF Realty, Mr. Staenberg was employed as a real estate broker and served as Senior Vice President and Director of Real Estate for Leo Eisenberg Company, a national real estate development company, from 1981 to 1990. Mr. Staenberg has served on the Advisory Board of Directors of US Bank, N.A. since March 2011. In addition, he has been a member of the International Council of Shopping Centers since 1976 and the Metropolitan St. Louis Board of Realtors since 1984. Mr. Staenberg brings extensive real estate leasing, development and management experience to our board.

        Steven J. Wagenheim, who served as our Chief Executive Officer from June 1997 through May 2011, currently serves as our President, Founder and one of our directors. He has been a board member since 1997 and served as Chairman of the Board of Granite City from July 2006 to February 2009. Mr. Wagenheim has over 30 years of hospitality industry experience as a corporate executive, owner/operator, manager and consultant for hotels, resorts, and individual and multi-unit restaurant operations. Mr. Wagenheim previously served as Chief Executive Officer and principal shareholder of New Brighton Ventures, Inc., an investment holding company that formerly operated a Champps Americana restaurant in New Brighton, Minnesota. Between 1989 and 1997, Mr. Wagenheim was involved in the expansion and operations of Champps restaurants, holding positions with Champps Entertainment, Inc., Champps Development Group, Inc. and Americana Dining Corporation. Mr. Wagenheim brings three decades of hospitality industry experience to our board.

OUR BOARD OF DIRECTORS AND COMMITTEES

Overview

        Our board of directors represents the interests of our shareholders as a whole and is responsible for directing the management of our business and affairs, as provided by Minnesota law. The board of directors held 17 meetings in fiscal year 2010. The independent members of the board of directors separately held nine meetings in fiscal year 2010. In addition to meetings of the full board and independent members of the board, directors also attended committee meetings. Each director attended at least 75% of all of the meetings of the board and of those committees on which he served.

        Our board is comprised of a majority of independent directors as defined in Rule 5605(a)(2) of the Marketplace Rules of the NASDAQ Stock Market. In this regard, the board has affirmatively determined that Messrs. Bashour, Avery, Longtin, Mucci, Rawlings and Staenberg are independent directors under that rule. Our board determined that the indirect pecuniary interests of Messrs. Bashour and Rawlings in CDP, and Mr. Longtin's membership and beneficial interest in Harmony Equity Income Fund, L.L.C. and Harmony Equity Income Fund II, L.L.C., did not prevent it from reaching a determination that Messrs. Bashour, Rawlings and Longtin are independent. Mr. Doran, our Chief Executive Officer, and Mr. Wagenheim, our President and Founder, are not independent directors. Our board also determined that Mr. Hey, a nominee for election to our board at our 2011 annual meeting of shareholders, would not be an independent director due to his relationship and transactions with our company.

        With respect to persons who served on our board during all or part of the most recently completed fiscal year, our board previously determined that Brian K. Gramm, Eugene E. McGowan, John A. Pesicka, Bruce H. Senske and David A. Timpe were independent directors. Messrs. Dunham and Hey were not independent directors. Todd W. Hanson, the owner of the Granite City restaurant building in Maple Grove, Minnesota, was not an independent director.

        The independent members of the board have regularly scheduled meetings at which only independent directors are present, known as executive sessions. Our Chairman of the Board maintains an active, ongoing and collaborative relationship with our Chief Executive Officer. He schedules and presides at executive sessions of our independent directors and gives our Chief Executive Officer feedback on the matters discussed. He participates with our Chief Executive Officer in preparation for board and committee meetings, including suggesting agenda items. He also provides a supplemental channel for communications between board members and our Chief Executive Officer.

        We have adopted a Code of Business Conduct and Ethics that is applicable to all of our employees, officers (including our principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions) and directors. Our Code of Business Conduct and Ethics satisfies the requirements of Item 406(b) of Regulation S-K and applicable NASDAQ Marketplace Rules. Our Code of Business Conduct and Ethics is posted on our internet website at www.gcfb.net and is available, free of charge, upon written request to our Chief Financial Officer at 5402 Parkdale Drive, Suite 101, Minneapolis, MN 55416. We intend to disclose any amendment to or waiver from a provision of our Code of Business Conduct and Ethics that requires disclosure on our website at www.gcfb.net.

Leadership Structure and Risk Oversight

        Our board of directors has determined that having a non-employee director serve as Chairman of the Board is in the best interests of our shareholders at this time. We separate the roles of Chief Executive Officer and Chairman of the Board in recognition of the differences between the two roles. The Chief Executive Officer is responsible for setting the strategic direction for the company and the day-to-day leadership and performance of the company, while the Chairman provides guidance to the Chief Executive Officer, sets the agenda for board meetings and presides over meetings of the full board. The structure ensures a greater role for the non-employee directors in setting agendas and establishing priorities and procedures for the work of the board.

        Our board believes that its leadership structure is appropriate for administration of its risk oversight function. Our board has the primary responsibility for overseeing risk management of our company, and our management provides it with regular reports highlighting risk assessments and recommendations. Our board delegates its primary responsibility for overseeing risk management within the categories of financial risks, compensation and corporate governance to its key committees. In particular, our audit committee focuses on oversight of financial risks relating to our company; our compensation committee focuses primarily on risks relating to remuneration of our officers and other employees; and our corporate governance and nominating committee focuses on reputational and corporate governance risks relating to our company. In addition, the audit committee and the board regularly hold discussions with our officers regarding the risks that may affect our company.

Committees

        The board of directors has an audit committee, a compensation committee, a corporate governance and nominating committee and an executive committee. With the exception of the executive committee, each committee consists solely of members who are independent as defined in Rule 5605(a)(2) of the Marketplace Rules of the NASDAQ Stock Market. Further information regarding the independence of our directors for service on our board's committees appears in the committee discussions below. The following table shows the current membership of the committees and identifies our independent directors:

Name	Audit		Compensation		Corporate Governance and Nominating		Executive		Independent Director
Robert J. Doran(a)							X
Fouad Z. Bashour(a)			X		X		X	*	X
Milton D. Avery(b)	X				X				X
Joel C. Longtin	X		X	*			X		X
Louis M. Mucci(a)	X	*			X	*			X
Michael S. Rawlings(a)							X		X
Michael H. Staenberg(a)			X						X
Steven J. Wagenheim							X

*
Denotes committee chairman.

(a)
Messrs. Doran, Bashour, Mucci, Rawlings and Staenberg became members of the board and members of the board committees set forth above in May 2011 in connection with the preferred stock financing transaction with CDP.

(b)
DHW has determined not to designate Mr. Avery for re-election to our board at our 2011 annual meeting of shareholders.

        Each of the audit committee, the compensation committee and the corporate governance and nominating committee has adopted and operates under a written charter. Each such committee regularly reviews and makes recommendations to the board about changes to its charter. Current copies of the committee charters may be found on our website at www.gcfb.net and are available in print upon written request to our Chief Financial Officer at Granite City Food & Brewery Ltd., 5402 Parkdale Drive, Suite 101, Minneapolis, Minnesota 55416.

        The audit committee meets throughout the year, with regularly scheduled meetings. Additional meetings, either by phone or in person, are called when deemed necessary or desirable. The compensation committee, the corporate governance and nominating committee and the executive committee meet as needed. The chairperson of each committee, with the advice and consultation of management and the committee's outside advisors, if any, sets the committee's annual calendar and the agenda for each meeting. Committee members receive materials related to the topics on the agenda prior to each meeting.

 Audit Committee Matters

        Our audit committee was established in accordance with Section 3(a)(58)(A) of the Exchange Act. The current members of our audit committee are Messrs. Avery, Longtin and Mucci. Each member of our audit committee is independent as defined in Rule 5605(a)(2) of the Marketplace Rules of the NASDAQ Stock Market and Exchange Act Rule 10A-3. Further, no member of our audit committee participated in the preparation of the financial statements of our company or any current subsidiary of our company at any time during the past three years.

        Pursuant to our listing agreement with the NASDAQ Stock Market, each member of our audit committee is able to read and understand fundamental financial statements, including an issuer's balance sheet, income statement, and cash flow statement and at least one member of the committee has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in the individual's financial sophistication. In addition, our board of directors has determined that Mr. Mucci is an audit committee financial expert as such term is defined by Item 407(d)(5) of Regulation S-K.

        The audit committee is responsible for (a) assisting the board in fulfilling its responsibility to oversee (1) the accounting and financial reporting processes of our company and the audits of our company's financial statements, including the integrity of our company's financial statements, (2) our company's compliance with legal and regulatory requirements, (3) the independent registered public accounting firm's qualifications and independence, and (4) the performance of our company's independent registered public accounting firm, and (b) preparing the audit committee report that is required by the rules of the SEC to be included in our company's annual proxy statement. The audit committee met nine times during fiscal year 2010.

Audit Committee Report

        Our audit committee has:

  •
  reviewed and discussed with management the audited financial statements with respect to the fiscal year ended December 28, 2010;

  •
  discussed with Schechter, Dokken, Kanter, Andrews & Selcer, Ltd. the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

  •
  received the written disclosures and the letter from Schechter, Dokken, Kanter, Andrews & Selcer, Ltd. required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communication with the audit committee concerning independence, and discussed with Schechter, Dokken, Kanter, Andrews & Selcer, Ltd. its independence.

        Based on the above-referenced review and discussions, the audit committee recommended to the board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 28, 2010 for filing with the SEC.

                      /s/ Milton D. Avery
                      /s/ Joel C. Longtin
                      /s/ Louis M. Mucci, Chairman
                      The Audit Committee

Compensation Committee Matters

        The current members of the compensation committee are Messrs. Bashour, Longtin and Staenberg. Each member of our compensation committee is independent as defined in Rule 5605(a)(2) of the Marketplace Rules of the NASDAQ Stock Market, is a non-employee director as defined by the SEC, and is an outside director as defined by the Internal Revenue Code.

        The compensation committee is responsible for recommending to the board compensation of our company's executives, producing any required report on executive compensation for inclusion in our company's annual proxy statement, and overseeing and advising the board on the adoption of policies that govern our company's compensation programs, including stock and benefit plans.

Compensation Committee Procedures

        The compensation committee's specific duties and responsibilities are to:

  •
  Review the philosophy, objectives, structure, cost and administration of our company's compensation and benefit programs.

  •
  Review trends in compensation and benefit programs, and when appropriate, recommend for the board's approval the revision of existing, or the development of new, senior management compensation and benefit programs.

  •
  Annually review and recommend for the board's approval all elements of compensation, including base salary, bonuses and incentive compensation, for the officers designated as Section 16 officers for purposes of the Exchange Act (collectively, the "Section 16 Officers"). Recommend to the board entry into or modification of employment agreements between our company and any officer and any severance or termination packages with any officer.

  •
  Annually recommend for the board's approval the goals and objectives for the Section 16 Officers. Annually evaluate the performance of the Section 16 Officers in light of their approved goals and objectives. The results of the annual performance evaluations will be considered by the committee in recommending base salary and other compensation. No Section 16 Officer may be present during deliberations or voting concerning the compensation of executive officers.

  •
  Review and discuss with the board and the Section 16 Officers succession plans for the Section 16 Officers.

  •
  Interpret, administer and grant awards under our company's equity-based compensation plans, except as otherwise delegated by the board.

  •
  Review periodic reports from management on matters relating to our company's personnel appointments and practices.

  •
  If required by applicable SEC rules and regulations, produce a committee report for our annual proxy statement in compliance with such rules and regulations and relevant listing authority.

  •
  If required by applicable SEC rules and regulations, review and discuss with management the Compensation Discussion and Analysis and, based on such review and discussion, determine whether to recommend to the board that the Compensation Discussion and Analysis be included in our annual proxy statement in compliance with such rules and regulations and relevant listing authority.

  •
  Annually review the compensation committee's charter and recommend to the board any appropriate or necessary revisions.

  •
  Annually evaluate the committee's performance.

        The compensation committee met five times during fiscal year 2010. Actions taken at meetings during fiscal year 2010 included:

  •
  Authorizing an amendment to the Amended and Restated Equity Incentive Plan to increase the number of shares for which awards may be made under the plan due to our company's reverse stock split;

  •
  Authorizing an increase in shares for the automatic annual option awards to non-employee directors from 2,500 to 5,000 due to our company's reverse stock split;

  •
  Performance review of senior, mid-level and store-level management and corporate team members and the granting of stock options under our Amended and Restated Equity Incentive Plan; and

  •
  Consideration of the option exchange program adopted by our board in December 2010 and approved by our shareholders in May 2011.

        The compensation committee has the resources and authority necessary to discharge its duties and responsibilities. The committee has sole authority to retain and terminate its outside counsel, compensation consultants, or other experts or consultants, as it deems appropriate, including sole authority to approve such firms' fees and other retention terms. Any communications between the committee and legal counsel in the course of obtaining legal advice will be considered privileged communications of our company and the committee will take all necessary steps to preserve the privileged nature of those communications.

        Our Chief Executive Officer and our Chief Financial Officer assist the committee from time to time by advising on a variety of compensation matters as it relates to other executive officers. For example, such officers assist with the determination of eligibility for salary increases and awards of bonuses, the negotiation of employment agreements, and the analysis of achievement of relevant performance metrics. Such officers also assist the committee by identifying employees eligible for equity awards.

Corporate Governance and Nominating Committee Matters

        The current members of the corporate governance and nominating committee are Messrs. Avery, Bashour and Mucci. Each member of our corporate governance and nominating committee is independent as defined in Rule 5605(a)(2) of the Marketplace Rules of the NASDAQ Stock Market.

        The corporate governance and nominating committee is responsible for monitoring the implementation, operation and adequacy of our corporate governance guidelines, overseeing the board's annual reviews of director independence and the board's performance, overseeing the board's processes for evaluation of management, identifying, reviewing and evaluating candidates for election as director, advising the board with respect to other matters relating to its governance, and carrying out such other tasks as the board may from time to time delegate to the committee. The corporate governance and nominating committee met twice during fiscal year 2010.

Corporate Governance and Nominating Committee Procedures

        The corporate governance and nominating committee identifies, reviews and evaluates candidates for election as director who meet the standards set forth in our company's corporate governance guidelines. The committee does not evaluate proposed nominees differently depending upon who has made the recommendation; however, the committee may consider, as one of the factors in its evaluation of shareholder recommended nominees, the size and duration of the interest of the recommending shareholder or shareholder group in the equity of our company. The committee has not to date paid any third party a fee to assist in the nomination process.

        In connection with the May 2011 preferred stock financing transaction with CDP, Fouad Z. Bashour, Robert J. Doran, Louis M. Mucci, Michael S. Rawlings and Michael H. Staenberg became members of our board and Donald A. Dunham, Jr., Charles J. Hey, Brian K. Gramm and David A. Timpe resigned from our board. Under a shareholder and voting agreement and irrevocable proxy between CDP and DHW, CDP has the right to nominate five members of our board and DHW has the right to nominate two members of our board. CDP and DHW have also agreed to vote for each others' nominees. This shareholder and voting agreement terminates on the earliest to occur of (1) the mutual agreement of CDP and DHW, (2) May 10, 2016, (3) the date on which DHW and its affiliates no longer own at least 250,000 shares of our common stock, (4) the date on which DHW's loans to its primary lenders are reduced to an aggregate principal amount of $250,000 or less, and (5) the date on which CDP and its affiliates no longer own any of our capital stock. Mr. Hey has been designated by DHW for election to our board at our 2011 annual meeting of shareholders.

        The committee may consider nominees suggested by directors, management and shareholders. It is the committee's view that the continuing service of qualified incumbents promotes stability and continuity in the boardroom. However, prior to nominating an existing director for re-election to the board, the committee will consider and review an existing director's qualifications and performance. Where there is no qualified and available incumbent, or where there is a vacancy or a desire to increase the size of the board, the committee will identify and evaluate new candidates. The committee will solicit recommendations for nominees from persons that it believes are likely to be familiar with qualified candidates. These persons may include members of the board and management. The committee may also determine to engage a professional search firm. Based upon all available information, the committee recommends to the board candidates who, in the view of the committee, are most suited for board membership.

        In making its selections, the committee will also evaluate candidates proposed by shareholders. The committee may choose not to consider an unsolicited recommendation if no vacancy exists on the board and the committee does not perceive a need to increase the size of the board. The committee will consider only those director candidates recommended in accordance with the procedures set forth below.

Shareholder Nomination Procedures

        Pursuant to Section 3.3 of our Bylaws, to submit a recommendation of a director candidate to the corporate governance and nominating committee, a shareholder must submit the following information in writing, addressed to the chairman of the corporate governance and nominating committee, care of the Vice President of Finance and Secretary, at the principal executive office of Granite City Food & Brewery Ltd., not later than 90 days in advance of such meeting:

  (1)
  The name and address of the shareholder who intends to make the nomination and of the person recommended as a director candidate;

  (2)
  As to the shareholder making the recommendation, the name and address, as they appear on the books of Granite City Food & Brewery Ltd., of such shareholder; provided, however, that if the shareholder is not a registered holder of stock entitled to vote at the meeting, the shareholder must submit his or her name and address along with a current written statement from the record holder of the shares that reflects ownership of stock entitled to vote at the meeting and a representation that the shareholder intends to appear in person or by proxy to make the nomination;

  (3)
  A statement disclosing whether such shareholder is acting with or on behalf of any other person and, if applicable, the identity of such person, and a description of all arrangements and understandings between the shareholder, the person recommended as a director candidate and any other person(s) pursuant to which the recommendation is being made;

  (4)
  All information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Exchange Act Regulation 14A; and

  (5)
  The written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serving as a director if elected.

        A copy of our Bylaws may be obtained from Monica A. Underwood, Vice President of Finance and Secretary, by written request to our principal address.

Minimum Qualifications

        The committee believes that members of the board must possess certain basic personal and professional qualities in order to properly discharge their fiduciary duties to shareholders, provide effective oversight of management, and monitor adherence to principles of sound corporate governance. It is therefore the policy of the committee that all persons nominated to serve as a director of our company should possess the following minimum qualifications: personal integrity and ethical character; absence of conflicts of interest; fair and equal representation of our company's constituencies; demonstrated achievement in one or more fields; ability to function effectively in an oversight role; business understanding; and availability.

        In approving candidates, the committee will also assure that: at least a majority of the directors are independent; as many as possible of the directors satisfy the financial literacy requirements for service on the audit committee; at least one of the directors qualifies as an audit committee financial expert; at least some of the independent directors have experience as senior executives of a public or substantial private company; and at least some of the independent directors have general familiarity with our company's industry.

        Further, the committee will seek to promote through the nomination process an appropriate diversity on the board of professional background, experience, expertise, perspective, gender, ethnicity and country of citizenship.

Executive Committee Matters

        Our executive committee currently consists of Messrs. Bashour, Doran, Longtin, Rawlings and Wagenheim. Messrs. Bashour, Longtin and Rawlings are independent directors as defined in Rule 5605(a)(2) of the Marketplace Rules of the NASDAQ Stock Market. Pursuant to our Bylaws, when the board of directors is not in session, the executive committee has all power vested in the board of directors by law, by the Articles of Incorporation, or by the Bylaws. The executive committee reports at the next regular or special meeting of the board of directors all action which the executive committee may have taken on behalf of the board since the last regular or special meeting of the board of directors. The executive committee met once during fiscal year 2010.

Communications with Board Members

        Our board of directors has provided the following process for shareholders and interested parties to send communications to our board and/or individual directors. All communications should be addressed to Granite City Food & Brewery Ltd., 5402 Parkdale Drive, Suite 101, Minneapolis, Minnesota 55416, Attention: Chief Financial Officer. Communications to individual directors, including our Chairman of the Board, may also be made to such director at our company's address. All communications sent to a member of the audit committee or to any individual director will be received directly by such individual and will not be screened or reviewed by any company personnel. Any communications sent to the board in the care of the Chief Financial Officer will be reviewed by the Chief Financial Officer to ensure that such communications relate to the business of the company before being reviewed by the board.

Board Member Attendance at Annual Meetings

        All of our directors are expected to attend the annual meeting of shareholders. We generally hold a board meeting coincident with the shareholders' meeting to minimize director travel obligations and facilitate their attendance at the shareholders' meeting. All of our directors then in office attended the 2010 annual meeting of shareholders.

NON-EMPLOYEE DIRECTOR COMPENSATION

Standard Compensation Arrangements

        On June 14, 2011, our board of directors, based upon the recommendation of the compensation committee, approved the following standard compensation arrangements for our non-employee directors, our Chairman of the Board and our committee chairpersons:

  Annual Retainer for Non-Employee Directors and Chairman of the Board

  •
  Each non-employee director shall receive an annual retainer in the amount of $15,000, payable in equal quarterly installments.

  •
  Upon initially joining the board, each non-employee director shall receive a stock option to purchase common stock valued at $10,000 at an exercise price equal to the per share fair market value on the date of grant, which award shall be reduced and pro-rated on the basis of a 360-day year if such director is elected to the board at a time other than May 10th, and, on May 10 of each year, each non-employee director then serving on the board shall receive a stock option to purchase common stock valued at $10,000 at an exercise price equal to the per share fair market value on the date of grant. Initial and annual awards are subject to the following additional terms: (a) the option shall vest on the first anniversary of the date of grant, provided that the award recipient is then serving as a director, and (b) the option shall have a term of ten years. Pursuant to this policy, each non-employee director was awarded a stock option for the purchase of 3,000 shares of common stock for their service in 2011.

  •
  In addition to the foregoing annual retainer and stock option, the Chairman of the Board, if he or she is a non-employee director, shall receive a $15,000 annual retainer for service as chairperson, payable in quarterly installments.

  Compensation of Committee Members

  •
  The chairperson of the audit committee shall receive a $10,000 annual retainer, payable in quarterly installments.

  •
  The chairperson of the corporate governance and nominating committee shall receive a $5,000 annual retainer, payable in quarterly installments.

  •
  The chairperson of the compensation committee shall receive a $10,000 annual retainer, payable in quarterly installments.

        Prior to these June 2011 modifications, our non-employee directors received an annual retainer of $10,000, paid in quarterly installments, and $500 per meeting for attending board meetings, committee meetings and the annual meeting of shareholders. During 2010, our then Chairman of the Board also received an additional $15,000 for his extensive involvement in connection with renegotiating and restructuring our leases. The chairpersons of our audit committee and compensation committee each received an additional annual retainer of $5,000. The chairperson of our corporate governance and nominating committee received an additional annual retainer of $2,500. In addition, each non-employee director also received automatic awards of stock options for the purchase of 5,000 shares of common stock per year on the anniversary of his election to the board. Such awards, which became exercisable in full on the first anniversary of the date of grant, had a ten-year term. Although such practice has been discontinued pursuant to the board actions taken in June 2011, the board further determined that the stock options that would have been awarded to Messrs. Avery and Longtin in 2011 pursuant to this particular compensation arrangement should still be made.

 Director Compensation Table

        Compensation of persons who served as non-employee directors during all or part of fiscal year 2010 appears in the following table:

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(a)	Total ($)
Milton D. Avery(b)	$13,628	—	$13,628
Donald A. Dunham, Jr.(c)	$16,500	$8,002	$24,502
Brian K. Gramm(d)	$15,453	—	$15,453
Todd W. Hanson(e)	$8,198	—	$8,198
Charles J. Hey(f)	$8,802	—	$8,802
Joel C. Longtin	$39,250	$8,002	$47,252
Eugene E. McGowan(g)	$11,372	—	$11,372
John A. Pesicka(h)	$4,500	—	$4,500
Bruce H. Senske(i)	$13,047	—	$13,047
David A. Timpe(j)	$22,750	—	$22,750

(a)
Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. The assumptions made in the valuation are those set forth in Note 1 to the consolidated financial statements in our Form 10-K for the fiscal year ended December 28, 2010. The persons who served as non-employee directors during fiscal year 2010 held the following unexercised options at fiscal year-end 2010. Each such option is exercisable in full on the first anniversary of the date of grant.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Milton D. Avery	0	0	N/A	N/A
Donald A. Dunham, Jr.	0	5,000	1.82	10/5/2020
Brian K. Gramm	0	0	N/A	N/A
Todd W. Hanson	0	0	N/A	N/A
Charles J. Hey	0	0	N/A	N/A
Joel C. Longtin	0	5,000	1.82	10/5/2020
Eugene E. McGowan	2,500	0	28.44	1/1/2011
	2,500	0	30.72	6/18/2011
	2,500	0	15.96	6/18/2011
	2,500	0	1.962	6/18/2011
John A. Pesicka	0	0	N/A	N/A
Bruce H. Senske	2,500	0	31.44	6/18/2011
	2,500	0	20.04	6/18/2011
	2,500	0	2.3406	6/18/2011
David A. Timpe	0	0	N/A	N/A
(b)
Mr. Avery commenced serving as a director in June 2010. DHW has determined not to designate Mr. Avery for re-election to our board at our 2011 annual meeting of shareholders.

(c)
Mr. Dunham ceased serving as a director in May 2011.

(d)
Mr. Gramm commenced serving as a director in June 2010 and ceased serving as a director in May 2011.

(e)
Mr. Hanson ceased serving as a director in June 2010.

(f)
Mr. Hey commenced serving as a director in June 2010 and ceased serving as a director in May 2011. Mr. Hey has been designated by DHW for election to our board at our 2011 annual meeting of shareholders.

(g)
Mr. McGowan ceased serving as a director in June 2010.

(h)
Mr. Pesicka ceased serving as a director in February 2010.

(i)
Mr. Senske ceased serving as a director in June 2010.

(j)
Mr. Timpe commenced serving as a director in March 2010 and ceased serving as a director in May 2011.

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table sets forth information concerning the compensation of our named executive officers for fiscal years 2010 and 2009. Mr. Wagenheim, who also serves as a director, receives no additional compensation for his board service.

Name and Principal Position	Year	Salary ($)(a)	Option Awards ($)(b)	Non-Equity Incentive Plan Compensation ($)(c)	All Other Compensation ($)(d)	Total ($)
Steven J. Wagenheim	2010	300,000	267,103	78,960	39,164	685,227
President, Chief Executive Officer	2009	300,000	10,673	0	32,655	343,328
and Director(e)
James G. Gilbertson	2010	225,000	207,310	55,979	4,200	492,489
Chief Financial Officer	2009	225,000	10,673	0	4,200	239,873
Darius H. Gilanfar	2010	202,806	207,310	44,775	6,000	460,891
Chief Operating Officer	2009	202,860	10,673	0	6,000	219,533

(a)
As of January 1, 2011, our named executive officers had the following annual base salaries: Mr. Wagenheim, $300,000; Mr. Gilbertson, $225,000; and Mr. Gilanfar, $202,860.

(b)
Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. The assumptions made in the valuation are those set forth in Note 1 to the consolidated financial statements in our Form 10-K for the fiscal year ended December 28, 2010. Details regarding the terms of such awards appear under the caption "Outstanding Equity Awards at Fiscal Year-End."

(c)
In late 2008, Messrs. Wagenheim, Gilbertson and Gilanfar voluntarily waived the non-equity incentive compensation to which they would have otherwise been entitled for 2009 performance. Had our named executive officers not waived such compensation, they would have earned the following amounts under our non-equity incentive compensation plan for 2009 performance: Mr. Wagenheim ($21,000), Mr. Gilbertson ($28,130) and Mr. Gilanfar ($15,000). Further information regarding such plan appears below in the subsection captioned "Components of Executive Officer Compensation."

(d)
All other compensation for fiscal year 2010 was as follows:

Name	Car Allowance	Guaranty Fees	Total
Steven J. Wagenheim	7,655	31,509	39,164
James G. Gilbertson	4,200	—	4,200
Darius H. Gilanfar	6,000	—	6,000
(e)
Mr. Wagenheim served as our President, Chief Executive Officer and Director until May 10, 2011, at which time he ceased serving as our Chief Executive Officer. Mr. Wagenheim continues to hold the positions of President, Founder and Director.

  Components of Executive Officer Compensation

        Base Salary.    Named executive officers receive a base salary to compensate them for services rendered throughout the year. Base salary is intended to recognize each officer's responsibilities, role in the organization, experience level, and contributions to the success of our company. The compensation committee sets base salaries for the named executive officers at or above market level for the industry based on our benchmarking data.

        Pursuant to the terms of our employment agreements with our named executive officers, the compensation committee reviews individual performance and base salary level each year. In general, the compensation committee has the sole discretion to increase (but not decrease) the base salaries of our named executive officers.

        Stock Option Awards.    The compensation committee grants stock options to our named executive officers to provide additional incentives to maximize our company's share value, and to make equity ownership an important component of executive compensation. Stock option award levels are determined based on market data, and vary based on an individual's position within our company, time at our company, and contributions to our company's performance. Stock options are granted at the closing market price of our common stock on the date of grant and vest over time.

        Annual Incentive Compensation.    Our named executive officers receive annual incentive compensation to reward achievement of our key financial performance goals in accordance with our non-equity incentive plan. These annual key financial performance goals are sales, restaurant-level EBITDA, general and administrative cost control, and earnings per share. They are based on annual operating budgets established by management and submitted to our board of directors for review. Annual incentive compensation is paid quarterly in cash. We weigh financial metrics differently for our named executive officers, depending on the different outcomes we are seeking to incentivize. Our compensation committee can, at its discretion, recommend to the board that awards be adjusted based on the executive's individual performance. Fifty percent of the quarterly bonuses are held in reserve, subject to verification of our company's performance after audited financial results become available. The targeted amounts for annual incentive compensation are set at or above market level for the industry based on our benchmarking data. As noted above, in late 2008, Messrs. Wagenheim, Gilbertson and Gilanfar voluntarily waived the non-equity incentive compensation to which they would have otherwise been entitled for 2009 performance. The non-equity incentive plan was in effect for our named executive officers for 2010 performance and is in effect for our named executive officers for 2011 performance.

  Employment Agreements with Named Executive Officers

        We have entered into employment agreements with Steven J. Wagenheim, our President and Founder; James G. Gilbertson, our Chief Financial Officer; and Darius H. Gilanfar, our Chief Operating Officer, providing for their employment on an at-will basis. Each agreement, as amended in June 2010, provides that the executive will have employment through October 6, 2012. Each executive will be entitled to severance benefits that include one year of base compensation if his employment is terminated without cause or for good reason, as defined therein, in addition to the balance of the applicable term, if terminated prior to the end of such term. Each employment agreement is automatically extended for a one-year term unless either our company or the executive gives notice at least 60 days before the termination date to the other of an intent not to extend. If we elect not to extend the executive's employment beyond October 6, 2012, or beyond the end of any applicable extension, and terminate executive's employment, such termination will be deemed to be a termination without cause for purposes of severance benefits and the continuation of base compensation through the end of the applicable term. The agreements also provide for a base annual salary which may be increased by our board of directors, incentive compensation as determined by our compensation committee from time to time, and participation in our company's other employee benefit plans. In addition, each agreement includes change in control provisions that entitle the executive to receive severance pay equal to 12 months of salary if there is a change in control of our company and his employment is involuntarily terminated for any reason other than for cause, as defined in the agreement, or death or disability. Each executive has also agreed to certain nondisclosure provisions during the term of his employment and any time thereafter, and certain non-competition, non-recruitment and/or non-interference provisions during the term of his employment and for a certain period thereafter.

        In May 2011, we entered into an amended and restated employment agreement with Mr. Wagenheim. This amended and restated agreement serves to address Mr. Wagenheim's new position as President and Founder of our company. The amendment also provides that the May 2011 preferred stock financing transaction with CDP does not constitute a "change in control" under Mr. Wagenheim's employment agreement.

Outstanding Equity Awards at Fiscal Year-End

        The following table sets forth information concerning outstanding equity awards held by our named executive officers at fiscal year-end 2010:

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Steven J. Wagenheim	4,166	(a)	0	9.90	12/30/2011
	5,000	(b)	0	14.70	2/11/2013
	8,333	(c)	0	21.72	10/24/2013
	25,000	(d)	0	25.86	3/15/2015
	16,666	(e)	0	25.38	2/22/2016
	16,666	(f)	0	37.20	4/13/2017
	4,167	(f)	8,333	1.0752	4/2/2019
	18,750	(g)	56,250	2.25	5/26/2020
	0	(f)	69,958	2.00	12/28/2020
James G. Gilbertson	29,166	(h)	0	21.48	11/26/2017
	4,167	(f)	8,333	1.0752	4/2/2019
	18,750	(g)	56,250	2.25	5/26/2020
	0	(f)	34,244	2.00	12/28/2020
Darius H. Gilanfar	12,499	(c)	4,167	25.32	09/24/2017
	2,082	(c)	2,084	11.94	06/17/2018
	2,082	(c)	2,084	10.50	07/24/2018
	4,166	(f)	8,334	1.0752	4/2/2019
	18,750	(g)	56,250	2.25	5/26/2020
	0	(f)	34,244	2.00	12/28/2020

(a)
This option became exercisable in full on the date of grant.

(b)
This option became exercisable for one-fourth of the shares purchasable thereunder on the date of grant, one-half of the shares purchasable thereunder on the first anniversary of the date of grant, three- fourths of the shares purchasable thereunder on the second anniversary of the date of grant and in full on the third anniversary of the date of grant.

(c)
This option is exercisable for one-fourth of the shares purchasable thereunder on the first anniversary of the date of grant, one-half of the shares purchasable thereunder on the second anniversary of the date of grant, three-fourths of the shares purchasable thereunder on the third anniversary of the date of grant and in full on the fourth anniversary of the date of grant.

(d)
This option became exercisable for one-half of the shares purchasable thereunder on the date of grant, five-sixths of the shares purchasable thereunder on the second anniversary of the date of grant and in full on the third anniversary of the date of grant.

(e)
This option became exercisable in full on December 31, 2006.

(f)
This option is exercisable for one-third of the shares purchasable thereunder on the first anniversary of the date of grant, two-thirds of the shares purchasable thereunder on the second anniversary of the date of grant and in full on the third anniversary of the date of grant.

(g)
This option is exercisable for one-fourth of the shares purchasable thereunder on August 25, 2010, one-half of the shares purchasable thereunder on the first anniversary of the date of grant, three- fourths of the shares purchasable thereunder on the second anniversary of the date of grant and in full on the third anniversary of the date of grant.

(h)
This option became exercisable for three-sevenths of the shares purchasable thereunder on the date of grant, five-sevenths of the shares purchasable thereunder on the first anniversary of the date of grant and in full on the second anniversary of the date of grant.

Potential Payments upon Termination or Change in Control

        Upon the termination of a named executive officer with or without a change in control of the company, a named executive officer may be entitled to payments or the provision of other benefits, depending on the triggering event, pursuant to the terms of his employment agreement. Furthermore, our Amended and Restated Equity Incentive Plan and our proposed Long-Term Incentive Plan (see Proposal No. 2) provide that involuntary termination of any optionee in connection with a change in control will cause the immediate vesting of any unvested stock options then held by the optionee.

        The events that would trigger a named executive officer's entitlement to payments or other benefits upon termination or upon termination following a change in control, and the value of the estimated payments and benefits are described in the following table, assuming a termination date and, where applicable, a change in control date of December 28, 2010, and a stock price of $1.905 per share, which was the price of one share of our common stock on such date.

	Steven J. Wagenheim	James G. Gilbertson	Darius H. Gilanfar
Involuntary Termination without Cause or Voluntary Termination for Good Reason, not upon a Change in Control
Severance	$300,000	$225,000	$202,860
Acceleration of Equity Awards	0	0	0
COBRA Continuation Payments	9,858	9,858	9,858

Total:	$309,858	$234,858	$212,718

Involuntary Termination without Cause or Voluntary Termination for Good Reason, within 12 months of Change in Control
Severance	$300,000	$225,000	$202,860
Acceleration of Equity Awards	1,951	1,951	1,951
COBRA Continuation Payments	9,858	9,858	9,858

Total:	$311,809	$236,809	$214,669

        Upon an involuntary termination without cause or a voluntary termination for good reason, the affected executive also would be entitled to receive base compensation through the end of the applicable employment agreement term. Because the amount of such base compensation is indeterminable, it is not included in the amounts set forth above. Furthermore, if we elect not to extend the executive's employment beyond October 6, 2012, or beyond the end of any applicable extension, and terminate executive's employment, such termination will be deemed to be a termination without cause for purposes of the severance benefits set forth above and the continuation of base compensation through the end of the applicable term.

 PROPOSAL NO. 2
APPROVAL OF LONG-TERM INCENTIVE PLAN

Overview

        On August 25, 2011, our board of directors adopted the Long-Term Incentive Plan, subject to shareholder approval. The plan provides for flexible, broad-based incentive compensation in the form of stock-based awards of options, stock appreciation rights, warrants, restricted stock awards and restricted stock units, stock bonuses, cash bonuses, performance awards, dividend equivalents, and other equity-based awards. The issuance of up to 400,000 shares of common stock is authorized under the plan. All stock options issued under the plan must have an exercise price equal to or greater than the fair market value of our common stock on the date of grant. In addition, the plan prohibits the repricing of stock options without the approval of our shareholders.

        We are asking our shareholders to approve the Long-Term Incentive Plan at the annual meeting of shareholders as it will enable us to continue to attract, retain and motivate talented employees who are critical to our company's long-term success and growth. The board believes that stock ownership and stock-based incentive awards are the best way to align the interests of our executive officers, employees and directors with those of our shareholders.

        Our board of directors strongly encourages our shareholders to vote FOR approval of the Long-Term Incentive Plan. The following summarizes the importance of the plan to our growth and future success:

  •
  Our employees are our most valuable asset. Our ability to grant equity compensation awards is critical to attracting and retaining talented and experienced managers. Just as we compete everyday to attract customers, we also compete to hire and retain talented people to manage our front-of-the-house and back-of-the-house restaurant operations. Many of our primary competitors are publicly-held restaurant chains that offer some form of equity award program both to attract and retain employees.

  •
  If the plan is not approved, we may be at a competitive disadvantage in our ability to retain and continue to attract capable and highly motivated employees. It would be difficult and costly to motivate and reward employees through cash payments alone.

  •
  Our use of awards under the plan will not be limited to executive officers. We have a history of awarding, and plan to continue awarding, stock options to non-executive officer employees, including managing and culinary partners at each restaurant as well as corporate department heads. We also plan to provide equity-based compensation to our non-employee directors who will receive stock option awards under the plan.

  •
  Utilization of the plan is essential for our future success. We believe that stock ownership, together with other incentive programs, encourages our employees to think and operate like owners of our business, thus aligning themselves with the long-term interest of our shareholders.

Plan Summary

        The principal features of the Long-Term Incentive Plan are summarized below. This summary is qualified in its entirety by reference to the complete text of the plan, which appears at Appendix A to this proxy statement.

        Purpose.    The purpose of the plan is to permit the board of directors to develop and implement a variety of stock and cash-based compensation programs based on the changing needs of our company. The board and senior management believe it is in the best interest of the company's shareholders for officers, employees and certain other persons to own stock in the company and that such ownership enhances the company's ability to attract highly qualified personnel, strengthens its retention capabilities, and enhances the long-term performance of the company by vesting in participants a proprietary interest in the success of the company and providing certain "performance-based compensation" within the meaning of Section l62(m)(4)(C) of the Internal Revenue Code (the "Code").

        Shares Subject to the Plan.    The maximum aggregate number of shares of stock authorized for issuance under the plan is 400,000 shares, any of which can be issued as incentive stock options.

        If any award terminates, expires or is cancelled for any reason without having been exercised or settled in full, or if shares subject to forfeiture or cancellation are forfeited or canceled for any reason, any such shares again become available for issuance under the plan. Shares are not treated as having been issued under the plan, and therefore do not reduce the number of shares available for grant to the extent an award is settled in cash or shares are withheld in satisfaction of tax withholding obligations. Appropriate adjustments are made to the shares reserved under the plan, to the other numerical limits on awards described in this proposal and to outstanding awards in the event any dividend or other distribution (whether in the form of cash, shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares or other securities of our company or other similar corporate transaction or event affecting shares of our company will result in the diminution or enlargement of any of the benefits or potential benefits intended to be made available under the plan or under an award.

        Administration.    The plan is administered by the compensation committee of our board of directors. The committee, which consists of at least three directors, each of whom is both a "non-employee director" within the meaning of Exchange Act Rule 16b-3 and an "outside director" for purposes of Code Section 162(m), is authorized and empowered to grant awards under the plan. Subject to the provisions of the plan, the committee determines in its discretion the persons to whom and the times at which awards are granted, the types and sizes of such awards, and all of their terms and conditions. The committee may, subject to certain limitations required by Code Section 162(m) and the express language in the plan that prohibits certain amendments, waive any restrictions or conditions applicable to any award, and accelerate, continue, extend, or defer the vesting of any award. The committee may establish rules and policies for administration of the plan and adopt one or more forms of agreement to evidence awards made under the plan. The committee interprets the plan and any agreement used under the plan, and all determinations of the committee are final and binding on all persons having an interest in the plan or any award issued under the plan.

        Eligibility.    All employees of our company or any subsidiary are eligible to receive incentive stock options pursuant to the plan. All (1) common law employees, prospective employees, or officers of our company, (2) members of our board of directors, (3) consultants and advisors to our company, and (4) employees of any related company or business partner of our company are eligible to receive non-qualified stock options, warrants, restricted stock, restricted stock units, stock appreciation rights, stock awards and performance awards. As of September 8, 2011, we had approximately 2,358 employees and six non-employee directors who were eligible to receive awards under the plan.

        Individual Limit.    No more than 50,000 shares or $750,000 may be issued to any participant in any calendar year for an award intended to be a performance award pursuant to Code Section 162(m).

        The plan permits the grant of the following types of awards:

  •
  Non-qualified stock options

  •
  Incentive stock options

  •
  Restricted stock

  •
  Restricted stock units

  •
  Warrants

  •
  Stock appreciation rights

  •
  Performance awards

  •
  Stock and cash bonuses, dividend equivalents and other equity-based awards

        Stock Options.    The committee may grant non-qualified stock options and incentive stock options within the meaning of Code Section 422, or any combination of these. Each option granted under the plan must be evidenced by a written agreement between us and the optionee specifying the number of shares subject to the option and the other terms and conditions of the option, consistent with the requirements of the plan. The exercise price of each option may not be less than the fair market value of a share of our common stock on the date of grant. However, any incentive stock option granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of our stock or of any parent or subsidiary corporation must have an exercise price equal to at least 110% of the fair market value of a share of our common stock on the date of grant and any such options must not be exercised after the expiration of five years from the date of grant. On September 8, 2011, the closing price of our common stock on the NASDAQ Capital Market was $2.42 per share.

        The plan provides that the option exercise price may be paid in cash (including cash equivalents); by tender of shares of common stock acceptable to the committee and either owned by the optionee or subject to awards under the plan having a fair market value not less than the exercise price; by such other lawful consideration as approved by the committee; or by any combination of these. Optionees must make adequate provision for federal, state, local and foreign taxes, if any, relating to the exercise of the option, including, if permitted or required by us, through the optionee's surrender of a portion of the option shares to our company.

        Options become vested and exercisable at such times or upon such events and subject to such terms, conditions, performance criteria or restrictions as specified by the committee. The maximum term of any incentive stock option granted under the plan is ten years, provided, as noted above, that an incentive stock option granted to a ten-percent shareholder must have a term not exceeding five years.

        Automatic Stock Option Grants for Non-Employee Directors.    The plan provides that each non-employee director receives an initial grant of a non-qualified stock option upon first becoming a director valued at the annual amount then in effect for non-employee directors at an exercise price per share equal to the fair market value of our common stock on the date of grant (prorated if the director takes office on a date other than May 10th) and an annual grant of a non-qualified stock option valued at the annual amount then in effect for non-employee directors at an exercise price per share equal to the fair market value of our common stock on the date of grant. These options will vest on the first anniversary of the date of grant and have a term of ten years.

        Warrants.    The committee may grant warrants pursuant to the plan. Each warrant granted under the plan must be evidenced by a written agreement in such form and including such terms as the committee shall from time to time approve. The exercise price per share of any warrant may not be less than the fair market value of a share of our common stock on the date of grant, except as permitted in connection with the issuance of warrants in a transaction to which Code Section 424(a) applies, and any such warrant must not be exercised after the expiration of ten years from the date of grant.

        Stock Appreciation Rights.    The committee may grant stock appreciation rights ("SARs"). The exercise price of each SAR may not be less than the fair market value of a share of our common stock on the date of grant. Upon the exercise of any SAR, the participant is entitled to receive an amount equal to the excess of the fair market value of the underlying shares of common stock as to which the right is exercised over the aggregate exercise price for such shares. At the committee's discretion, it may make payment of a SAR in cash, in shares of common stock of which the fair market value on the exercise date equals the payment amount, or a combination of cash and stock. The maximum term of any SAR granted under the plan is ten years.

        Restricted Stock and Restricted Stock Units.    Shares of restricted stock and restricted stock units ("RSUs") are subject to restrictions as the committee may impose, which may lapse separately or in combination at such time or times, in installments or otherwise as the committee may deem appropriate. The grant or vesting of restricted stock and RSUs may be performance-based or time-based or both. Restricted stock and RSUs may be "qualified performance-based awards," as recognized under Code Section 162(m) in which event the grant or vesting or both, as applicable, of such restricted stock or RSUs will be conditioned upon the attainment of performance goals.

        The provisions of restricted stock and RSUs including any applicable performance goals need not be the same with respect to each participant. During the restriction period, any stock certificates evidencing restricted shares will bear a legend regarding its restrictions, terms and conditions. Furthermore, the committee may determine that restricted stock issued prior to its vesting date may be uncertificated. Other than these restrictions on transfer and any other restrictions the committee may impose, the participant will have all the rights of a holder of stock holding the class or series of stock that is the subject of the restricted stock or RSU award.

        Except as may be provided by the committee, in the event of a participant's termination of employment or relationship with the company prior to all of his restricted stock or RSUs becoming vested, or in the event any conditions to the vesting of restricted stock or RSUs have not been satisfied prior to the deadline for the satisfaction of such conditions as set forth in the award, the shares of restricted stock or RSUs which have not vested shall be forfeited, and the committee may provide that any purchase price paid by the participant be returned to the participant, or a cash payment equal to the fair market value of the restricted stock or RSUs on the date of forfeiture, if lower, be paid to the participant.

        Performance Awards.    The committee may grant performance awards to eligible individuals subject to the terms of the plan. A performance award may be denominated or payable in cash, shares of common stock or a combination thereof, and will provide the holder with the right to receive payments, in whole or in part, upon the achievement of performance goals established by the committee. Prior to or at the time of grant, the committee may designate such awards as "qualified performance-based awards" intended to qualify under Code Section 162(m). The vesting or settlement of such awards will be conditioned upon the attainment of one or more performance measures. These performance measures include, but are not limited to:

• return on equity	• gross margin
• earnings per share	• return on investment
• total earnings	• increase in the fair market value of the stock
• earnings growth	• share price
• return on capital	• net operating profit
• return on assets	• cash flow
• sales growth	• return on investments
• economic value added	• internal rate of return
• earnings before interest and taxes	• increase in net present value or expense targets
• store-level income from operations before pre-opening, general and administrative expenses, depreciation, amortization, interest and tax expense

These performance measures may be established on a company-wide basis or with respect to one or more business units, divisions or subsidiaries, can be on an absolute or relative basis and can be measured annually or cumulatively over a time period specified in the award agreement. A "qualified performance-based award" is a grant of an award designated as such by the committee at the time of grant based upon a determination that (1) the recipient is or may be a "covered employee" within the meaning of Code Section 162(m)(3) with respect to such award, and (2) the committee wishes such grant to qualify for the exemption from the limitation on deductibility of compensation with respect to any covered employee imposed by Code Section 162(m). The committee will specify the performance goals to which any "qualified performance-based award" will be subject.

        Stock Bonuses, Dividend Equivalents and Other Stock-Based Awards.    Stock bonuses and other awards that are valued by reference to, or otherwise based upon, our common stock, including without limitation dividend equivalents may also be granted under the plan, either alone or in conjunction with other awards.

        Cash Bonuses.    Grants of cash bonuses may be made by the committee in its discretion subject to the terms and provisions of the plan. Cash bonuses shall not exceed the amount necessary to pay applicable federal, state, local and other taxes payable with respect to an award. Cash bonuses shall be paid solely in cash.

        Transferability of Awards.    Awards are non-transferable other than by will or the laws of descent and distribution. Awards may be exercised only by the initial holder, a guardian if state law permits, and upon death of the optionee, by his legal representative or beneficiary.

        Change in Control.    In the event of a change in control (as defined in the plan), and provided that an award agreement does not include contrary provisions and the awards are not assumed or substituted by the acquirer; awards will become exercisable and nonforfeitable, as follows: (1) any options, SARs and warrants outstanding as of the date of such change in control which are not then exercisable and vested, will become fully exercisable and vested; (2) the restrictions and deferral limitations applicable to any restricted stock and RSUs will lapse, and such restricted stock and RSUs will become free of all restrictions and become fully vested; and (3) all performance awards will be considered to be earned and payable in full; and any deferral or other restriction will lapse and such performance awards will be settled in cash or shares, as determined by the committee. All restrictions on other awards will similarly lapse and such awards will become free of all restrictions and fully vested.

        Suspension or Cancellation for Cause.    If the committee reasonably believes that a participant has committed an act of misconduct which may constitute cause (as defined in the plan), the committee may suspend the participant's right to exercise any rights under an award pending a determination by the committee. If a participant's employment is terminated for cause, then the committee will have the right to cancel any awards granted to the participant under the plan.

        Right of Recapture.    If the committee determines that the company has been harmed by a participant, whether such harm results in the participant's termination of employment for cause or results from any activity of the participant in competition with any activity of the company, or otherwise prejudicial, contrary or harmful to the interests of the company, then any gain realized by the participant from the realization event shall be paid by the participant to the company. The gain will be determined as of the date of the realization event. The company has the right to offset such gain against any amounts otherwise owed to the participant from the company.

        Forfeiture for Financial Reporting Misconduct.    If the company is required to prepare an accounting restatement due to the material noncompliance of the company, as a result of misconduct, with any financial reporting requirement under the securities laws, if the participant knowingly or grossly negligently engaged in the misconduct, or the participant is subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, the participant shall reimburse the company the amount of any payment in settlement of an award, and the income realized by a participant in connection with any other stock based award, earned or accrued during the 12-month period following the first public issuance or filing with the SEC (which ever just occurred) of the financial document embodying such financial reporting requirement.

        Compliance with Code Section 409A.    Notwithstanding anything herein to the contrary, any award that is deferred compensation within the meaning of Code Section 409A shall be automatically modified and limited to the extent that the committee determines necessary to avoid the imposition of the additional tax under Code Section 409A(9)(1)(B) on a participant holding such award.

        Amendments and Termination.    Our board of directors may amend, alter, suspend, discontinue or terminate the plan at any time and from time to time, but without the approval of our shareholders, no amendment, alteration, suspension, discontinuation or termination may be made that would (1) increase the number of shares that may be issued under the plan; (2) permit granting of options at less than the market price of our stock; (3) permit the repricing of outstanding options; (4) amend the maximum shares set forth that may be granted as options, SARs, warrants, restricted stock, RSUs or stock bonuses; (5) change the class of persons eligible to participate in the plan; or (6) otherwise implement any amendment required to be approved by shareholders under the rules of any applicable stock exchange or NASDAQ Marketplace Rules.

        Term of the Plan.    If the shareholders approve this Proposal No. 2, the plan will become effective on October 18, 2011, and will continue in effect until October 18, 2021. Further, the plan may be terminated at any time, provided that such termination will not adversely affect awards then outstanding.

Federal Income Tax Consequences

        The following is a general summary of certain federal income tax consequences of awards made under the plan, based upon the laws in effect on the date hereof, and is intended for the information of shareholders considering how to vote with respect to the proposal. It is not intended as tax guidance to plan participants. The discussion does not take into account a number of considerations which may apply in light of the circumstances of a particular participant under the plan. The income tax consequences under applicable state and local tax laws may not be the same as under federal income tax laws.

        Non-Qualified Stock Options and Stock Appreciation Rights.    A participant will not recognize taxable income at the time of grant of a non-qualified stock option or an SAR, and our company will not be entitled to a tax deduction at such time. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee), upon exercise of a non-qualified stock option, equal to the excess of the fair market value of the shares of common stock purchased over their exercise price and, upon exercise of an SAR, equal to the fair market value of any shares of common stock delivered or cash paid. Our company will generally be entitled to a corresponding federal income tax deduction at the same time the participant recognizes ordinary income.

        Incentive Stock Options.    A participant will not recognize taxable income at the time of grant of an incentive stock option or (except for purposes of the alternative minimum tax) upon exercise of an incentive stock option. If the shares of common stock acquired by exercise of an incentive stock option are held for two years from the date the option was granted and one year from the date the shares were transferred, any gain or loss arising from a subsequent disposition of such shares will be taxed as long-term capital gain or loss, and our company will not be entitled to any deduction. If, however, such shares are disposed of within two years from the date the option was granted or within one year from the date the shares were transferred, then in the year of such disposition the participant will recognize compensation taxable as ordinary income equal to the excess of the lesser of the amount realized upon such disposition and the fair market value of such shares on the date of exercise over the exercise price, and our company generally will be entitled to a corresponding federal income tax deduction.

        Other Awards.    For other awards authorized under the plan, a participant will generally recognize compensation taxable as ordinary income (1) at the time restrictions on restricted stock lapse in an amount equal to the excess of the fair market value of the shares of common stock at such time over the amount, if any, paid for the shares; (2) at the time of settlement of RSUs in an amount equal to the fair market value of any shares of common stock delivered or cash paid by our company; and (3) at the time of grant of a non-forfeitable stock award in an amount equal to the fair market value of the shares of common stock at such time. Our company will generally be entitled to a corresponding federal income tax deduction at the same time the participant recognizes ordinary income, except to the extent the deduction limits of Code Section 162(m) apply.

        Section 162(m) Limit.    The plan is designed to enable our company to provide certain forms of performance-based compensation to executive officers that will meet the requirements for tax deductibility under Code Section 162(m). Code Section 162(m) provides that we may not deduct compensation paid to any one of certain executive officers in excess of $1 million in any one year if such compensation is not performance-based or does not comply with other exceptions. It is anticipated that all stock options, SARs and performance awards, including performance-based restricted stock and performance-based RSUs paid in accordance with the plan, will be deductible as performance-based compensation and not subject to the $1 million limitation. Performance awards qualify as performance-based compensation if they are conditioned on the achievement of one or more of the performance measures described under "Performance Awards" above and satisfy certain other requirements of Code Section 162(m). To satisfy the requirements that apply to performance-based compensation, those performance measures, the plan's eligibility terms, and the share and dollar maximums on individual participant awards (specified above under "Individual Limit") must be approved by our shareholders, and approval of the plan will also constitute approval of these elements of the plan.

        Section 409A.    It is intended that any awards under the plan satisfy the additional conditions applicable to nonqualified deferred compensation under Section 409A of the Code. No award shall provide for deferral of compensation that does not comply with Section 409A of the Code, our board or a committee, at the time of grant, specifically provides that the award is not intended to comply with Section 409A of the Code. In the event that an award is determined to constitute "nonqualified deferred compensation" that would be subject to the additional tax under Section 409(a)(1)(B) of the Code (or any successor provisions), the committee shall have the authority to impose such additional conditions as it deems necessary to avoid the imposition of the additional tax. The plan provides that we have no liability to any participant or any other person (i) if an award does not satisfy the additional conditions applicable to nonqualified deferred compensation under Section 409A of the Code or (ii) for any other unexpected tax consequence affecting any participant or other person due to the receipt or settlement of any award granted under the plan.

New Plan Benefits

        The number of awards that executive officers and other employees may receive under the plan cannot be determined in advance. The future grant of awards under the plan is entirely within the discretion of our board of directors and our compensation committee, and we cannot forecast the extent to which such grants that will be made in the future.

        Subject to shareholder approval of the plan, our non-employee directors will receive annual awards of non-qualified stock options under such plan for a number of shares equal to approximately $10,000 beginning in 2012. The information set forth in the table below assumes we have six non-employee directors when the 2012 awards are made. The non-qualified stock options we awarded to our non-employee directors in June 2011 sourced from our Amended and Restated Equity Incentive Plan.

Long-Term Incentive Plan

Name and Position	Dollar Value ($)		Number of Shares
Steven J. Wagenheim		*		*
James G. Gilbertson		*		*
Darius H. Gilanfar		*		*
Executive Group		*		*
Non-Executive Director Group	$60,000			*
Non-Executive Officer Employee Group		*		*

*
Indeterminable.

Vote Required

        The affirmative vote of holders of a majority of the voting securities present in person or represented by proxy at the annual meeting is required to approve the plan. Abstentions will be considered shares entitled to vote in the tabulation of votes cast on the proposal and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved. The board of directors considers approval of the plan to be in the best interests of our company and our shareholders and recommends that you vote "FOR" approval of the plan.

EQUITY COMPENSATION PLAN INFORMATION

        The following table provides information as of the end of fiscal year 2010 with respect to compensation plans under which our equity securities are authorized for issuance.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	1,113,890		$5.34	5,937	(1)
Equity compensation plans not approved by security holders	260,278	(2)	$1.88	—
Total	1,374,168		$5.34	5,937

(1)
Represents shares remaining available for future issuance under our Amended and Restated Equity Incentive Plan. On January 1st of each year, the aggregate number of shares of stock that may be awarded under the Amended and Restated Equity Incentive Plan automatically increases by 150,000 shares of stock. As a result, an additional 150,000 shares (not shown above) became available for future issuance under our Amended and Restated Equity Incentive Plan as of January 1, 2011.

(2)
Represents (a) an aggregate of 4,166 shares of common stock underlying ten-year options exercisable at $9.90 per share issued on December 27, 2001, to an executive officer who also serves as a director; (b) an aggregate of 3,333 shares of common stock underlying ten-year options exercisable at $14.70 per share issued on February 11, 2003 to a former executive officer who also served as a director; (c) an aggregate of 199,447 shares of common stock underlying five-year warrants exercisable at a weighted average per-share price of $1.60 issued between February 7, 2009 and August 25, 2009 to certain of our landlords; and (d) an aggregate of 53,332 shares of common stock underlying five-year warrants exercisable at $1.52 per share issued to a bridge lender of which a former director is a member and has a beneficial interest and of which a current director is an investor and officer.

PROPOSAL NO. 3
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Overview

        The audit committee has appointed Schechter, Dokken, Kanter, Andrews & Selcer, Ltd. as our independent registered public accounting firm for the fiscal year ending December 27, 2011. A proposal to ratify that appointment will be presented to shareholders at the meeting. If the shareholders do not ratify such appointment, the audit committee will consider selecting another firm of independent public accountants. Representatives of Schechter, Dokken, Kanter, Andrews & Selcer, Ltd. are expected to be present at the meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from shareholders in attendance.

        Schechter, Dokken, Kanter, Andrews & Selcer, Ltd. provided audit and non-audit services to us in fiscal years 2010 and 2009, the aggregate fees and expenses of which are shown below.

Principal Accountant Fees and Services

        The following table presents fees for audit and other services provided by Schechter, Dokken, Kanter, Andrews & Selcer, Ltd. for the fiscal years 2010 and 2009.

	Year Ended
	December 28, 2010	December 29, 2009
Audit fees(1)	$110,965	$135,649
Audit-related fees(2)	12,400	24,548
Tax fees(3)	24,425	21,390

Total Fees	$147,790	$181,587

(1)
Audit fees consist of fees for the audit of our company's financial statements and review of financial statements included in our company's quarterly reports. Audit fees for 2010 included assistance with our Form S-8 and other regulatory filings.

(2)
Audit-related fees primarily include the audit of our company's 401(k) plan. Included in 2009 were costs related to the review of lease modifications.

(3)
Tax fees consist of fees for the preparation of federal and state income tax returns. Tax fees for 2010 also included costs related to research regarding IRS Code Section 382 regarding limitations on net operating loss carry-forwards (NOLs).

Pre-Approval Policies and Procedures

        All services provided by our independent registered public accounting firm, Schechter, Dokken, Kanter, Andrews & Selcer, Ltd., are subject to pre-approval by our audit committee. The audit committee has authorized each of its members to approve services by our independent registered public accounting firm in the event there is a need for such approval prior to the next full audit committee meeting. Any interim approval given by an audit committee member must be reported to the audit committee no later than its next scheduled meeting. Before granting any approval, the audit committee (or a committee member, if applicable) gives due consideration to whether approval of the proposed service will have a detrimental impact on the independence of our independent registered public accounting firm. The audit committee pre-approved all services provided by Schechter, Dokken, Kanter, Andrews & Selcer, Ltd. in fiscal years 2010 and 2009.

Recommendation

        The audit committee recommends a vote for the ratification of the appointment of Schechter, Dokken, Kanter, Andrews & Selcer, Ltd. as our independent registered public accounting firm for the fiscal year ending December 27, 2011.

 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review and Approval of Transactions with Related Persons

        Our audit committee is responsible for reviewing any proposed transaction with a related person. In April 2007, our board of directors adopted a written policy for the review and approval of related person transactions requiring disclosure under Rule 404(a) of Regulation S-K. This policy states that the audit committee is responsible for reviewing and approving or disapproving all interested transactions, which are defined as any transaction, arrangement or relationship in which (a) the amount involved may be expected to exceed $120,000 in any fiscal year, (b) our company will be a participant, and (c) a related person has a direct or indirect material interest. A related person is defined as an executive officer, director or nominee for director, or a greater than five percent beneficial owner of any class of our voting securities, or an immediate family member of the foregoing. The policy deems certain interested transactions to be pre-approved, including the employment and compensation of executive officers, compensation paid to directors, and the guaranty fees we formerly paid to Steven J. Wagenheim, our President, Founder and one of our directors, as described below.

        The related-party transactions described below were approved by our board of directors and audit committee in accordance with our policy for the review and approval of related person transactions. All future related-party transactions will be reviewed and approved or disapproved by our board of directors and audit committee in accordance the foregoing policy.

Relationship and Transactions with DHW

Overview

        From October 2009 until May 2011, DHW Leasing, L.L.C. ("DHW"), an entity controlled by Donald A. Dunham, Jr. and Charles J. Hey, beneficially owned approximately 64% of our common stock. DHW had historically been our primary source of financing for furniture, fixtures and equipment. DHW acquired such shares pursuant to an October 2009 debt conversion transaction in which the approximately $15 million of outstanding balances on equipment leases was converted into equity in our company. In May 2011, we repurchased 3,000,000 shares of common stock from DHW for $7.05 million pursuant to a stock repurchase agreement. Following such repurchase, DHW beneficially owned 1,666,666 shares, or approximately 35.8%, of our common stock. CDP has voting power over such shares pursuant to a shareholder and voting agreement and irrevocable proxy between CDP and DHW, dated May 10, 2011.

        Mr. Dunham, one of two principals of DHW, managing member of Dunham Capital Management, L.L.C. ("DCM") and 70% owner of Dunham Equity Management, L.L.C. ("DEM"), became one of our directors in October 2009 and served on our board until May 2011. Mr. Hey, the other principal of DHW, became one of our directors in June 2010 and served on our board until May 2011. Mr. Hey has been designated by DHW for election to our board at our 2011 annual meeting of shareholders. DHW, DCM and DEM are collectively referred to herein as the "Dunham Entities."

Real Estate Interests

        DCM and DEM are entities that either are the landlord or the general partner in various limited partnerships that own real estate leased to our company. Mr. Dunham, as an individual, also owns a limited partnership interest in three of the limited partnerships that own real estate leased to our company. Mr. Hey, as an individual, also owns a limited partnership interest in eight of the limited partnerships that lease real estate to our company. In particular, as of September 8, 2011,

Messrs. Dunham and Hey held interests, directly and indirectly, in the leases of 14 of our restaurants, as follows:

	Location/Address	Owner/Landlord Name	General Partner	Dunham Percentage	Hey Percentage	Annual Rent
1	Granite City—Davenport, IA 5280 Utica Road, Davenport, IA	GC Cedar Rapids/Davenport LP	DEM	26.57%	11.84%	$341,250
2	Granite City—Lincoln, NE 6150 "O" Street, Lincoln, NE	GC Lincoln LP	DEM	10%	13.5%	$105,200	(1)
3	Granite City—Wichita, KS 2244 N. Webb Road, Wichita, KS	GC Wichita LP	DCM	26.86%	0%	$226,800
4	Granite City—Eagan, MN 3330 Pilot Knob Road, Eagan, MN	GC Eagan LP	DEM	20.42%	29.85%	$396,375
5	Granite City—Zona Rosa, MO 8461 Prairie View Road, Kansas City, MO	GC Holdings LP	DEM	24.89%	6.26%	$298,200
6	Granite City—Olathe, KS 15085 W. 119th Street, Olathe, KS	GC Olathe LP	DEM	17.61%	9.69%	$414,750
7	Granite City—Omaha, NE 1001 N. 102nd Street, Omaha, NE	GC Omaha LP	DEM	40%	7.5%	$220,500	(1)
8	Granite City—Rosedale, MN 10 Rosedale Center, Roseville, MN	GC Rosedale, L.L.C.	Single member LLC(2)	100%	0%	$115,500	(1)
9	Granite City—Creve Coeur, MO 11411 Olive Street Rd., St. Louis, MO	DCM	Single member LLC	100%	0%	$150,000	(1)
10	Granite City—Fort Wayne, IN 3809 Coldwater Road, Fort Wayne, IN	DCM	Single member LLC	100%	0%	$166,500	(1)
11	Granite City—West Towne 66 West Towne Mall, Madison, WI	DCM	Single member LLC	100%	0%	$78,511	(1)
12	Granite City—Maumee, OH 2300 Village Drive West, #130, Maumee, OH	DCM	Single member LLC	100%	0%	$165,000	(1)
13	Granite City—Cherryvale— Rockford, IL 7140 Harrison Ave, Rockford, IL	DCM	Single member LLC	100%	0%	$180,000	(1)
14	Granite City—East Peoria, IL 230 Conference Center Drive, E. Peoria, IL	GC Peoria, LLC	N/A	(3)	(3)	$468,300

(1)
A Dunham entity is a party to a land lease for this location. Rent due to the land lease landlord is generally paid by our company directly to the land lease landlord. These amounts are not included in the annual rent presented herein.

(2)
Mr. Dunham owns 100% of GC Rosedale, LLC.

(3)
Peoria Holdings, LP owns 50% of GC Peoria, LLC. DEM is the general partner of and owns 10% of Peoria Holdings LP. Mr. Dunham owns a 12.85% limited partnership interest in Peoria Holdings, LP. Mr. Hey owns a 6.43% limited partnership interest in Peoria Holdings, LP.

        In August 2010, we reached an agreement with DCM, the landlord at our South Bend, Indiana and Indianapolis, Indiana restaurant locations, and its lender, First Midwest Bank, or First Midwest, to acquire ownership of improvements leased by DCM to our company at these leased locations. The total amount of DCM debt on these improvements approximated $1.8 million. We agreed to acquire ownership of such improvements by assuming $1.35 million of DCM's debt to First Midwest, paying $438,000 of DCM's remaining obligation to First Midwest, assuming DCM's obligations under the ground leases for those locations and indemnifying DCM for losses relating to the ground leases after the date of our assumption of the ground leases. The total purchase price we will pay is based upon a 20-year amortization, with a balloon payment due January 1, 2018. This debt requires the payment of interest at 5% per year until July 1, 2015, at which time the interest rate adjusts to the then market rate, but not to exceed 7% per year.

        In November 2010, GC Des Moines LP, the owner and landlord of the Des Moines restaurant location from which we previously leased such restaurant for annual rent of $294,000, sold the lease to an unrelated third party. Mr. Dunham held a 15.29% interest, directly and indirectly, in GC Des Moines LP. Mr. Hey held a 5.29% interest in GC Des Moines LP. GC Des Moines LP dissolved in December 2010.

        In December 2010, we entered into an agreement with General Growth Properties and DCM to terminate the ground lease for the Rogers, Arkansas location. As part of the transaction, we agreed to make the termination payment to General Growth Properties on behalf of DCM, in the amount of $400,000. This debt requires the payment of interest and principal through August 1, 2015, at which time such debt is scheduled to be paid in full. In connection with the termination of the ground lease we also indemnified DCM for losses relating to the ground lease termination and the note evidencing the termination payment. In addition, we terminated the lease from DCM to our company and in return we agreed to pay DCM $1,005,158. This debt requires the payment of interest and principal through August 1, 2030, at which time such debt is scheduled to be paid in full.

        In February 2011, we entered into a real estate purchase agreement to purchase an approximately two-acre site in Troy, Michigan, together with all plans, permits and related assets associated with the property, from DCM for approximately $2.6 million. We entered into this agreement in connection with the stock repurchase described below. The Troy, Michigan property was acquired by DCM on August 1, 2008 for $2.0 million for the purpose of constructing a Granite City restaurant to be leased to us. As a result of the economic challenges faced by the restaurant industry and our profit margins, we declined to proceed with such development and entered into an agreement with DCM to reimburse it for its carrying costs of such real estate. Since August 1, 2008, we paid an aggregate of $106,972 to DCM in reimbursement of DCM's interest expense and taxes paid with respect to such site. Pursuant to the February 2011 real estate purchase agreement, we agreed to pay for the closing costs of the real estate transaction and to accept the property in "As Is" condition. We completed the purchase of the Troy, Michigan property in May 2011.

        Effective June 1, 2011, DCM and GC Rosedale, L.L.C. granted us (i) a five-year option to acquire fee title to improvements on the leased premises for restaurants leased to us in Fort Wayne, Indiana; Creve Coeur, Missouri; Madison, Wisconsin; Roseville, Minnesota; Rockford, Illinois; and Maumee, Ohio, and (ii) the right to assume the ground leases on such properties by paying off the respective debt owed on the properties at the time as amortized to the date of exercise. DCM and GC Rosedale, L.L.C. agreed to reduce the debt owed to their lenders, which are secured by such properties, in accordance with the amortization schedule then in effect and agreed that they will not create additional debt against the properties through the end of the five-year option period. After our company assumes one or more of such ground leases, any maintenance or other capital expenditures required to be made on such properties would be made by us in accordance with the provisions of existing land leases for those properties. If upon exercise of one or more of our options to acquire title to the improvements and assume the related ground lease, a full release of DCM's or GC Rosedale, L.L.C.'s obligations, as applicable, under the applicable ground lease cannot be achieved, we have agreed to indemnify DCM or GC Rosedale, L.L.C., as applicable, against any obligation which has not been released.

Rent and Cash Flow Reductions

        In February 2009, we entered into a master agreement with the Dunham Entities to provide rent or other cash flow reductions to our company in the amount of $2.5 million for the calendar year 2009 and $1.5 million for calendar year 2010, which we refer to as the master agreement. At the time of entering into the master agreement, DCM had an ownership interest in 16 of our restaurants. The master agreement provided that DCM would amend and restate applicable leases and subleases with our company to reflect negotiated rent reductions. We agreed to deem rent reductions received from non-Dunham landlords to be part of the above-referenced aggregate rent reductions for 2009 and 2010. As a part of the master agreement, DCM also agreed to amend its leases with us that were treated as capital leases for accounting purposes by reducing their terms to periods which would thereafter qualify the leases to be treated as operating leases in accordance with generally accepted accounting principles.

        As part of the October 2009 debt conversion transaction described below, the parties entered into an amendment to the master agreement, under which the Dunham Entities agreed to use reasonable commercial efforts to seek rent reductions on real estate leases of up to $1.7 million in 2010 (rather than the above-referenced $1.5 million), and the Dunham Entities and the other entities who hold our leases who are affiliated with Dunham (the "Dunham landlords") amended their building leases. The amended terms were effective January 1, 2009, and in most cases the expiration date of the leases were December 31, 2018. Some of these leases were later amended to further revise the expiration dates of the leases, as described below.

        We also agreed to the following additional provisions: to provide DCM with financial information concerning our operations, including a monthly comparison of actual income and expense compared to budgeted income and expense; to allow DCM, for a period of two years or such earlier time that the master agreement shall have been terminated, to appoint a board observer who would have the right to attend board meetings; to provide for a Chairman of the Board who is an independent director; to confirm our obligation to reimburse DCM for out-of-pocket losses incurred in the closing of the Rogers, Arkansas location and resulting from the decision not to build on the Troy, Michigan site, less net sales proceeds from any real estate or lease income associated with such sites; to refrain from developing any new restaurants in 2009 without the consent of DCM, with the exception of the Indianapolis, Indiana restaurant; and to amend certain leases to provide that we would pledge to DCM the liquor license owned by us for such restaurant locations. The reimbursement of costs related to the Rogers, Arkansas site has since been replaced with the above-described lease termination agreement we entered in December 2010 in connection with the termination of the Rogers, Arkansas ground lease. DCM was reimbursed in full for its costs, including the carrying cost of the related land, related to the Troy, Michigan site when we completed the purchase of the site in May 2011.

        In consideration of the agreements of DCM provided in the master agreement, we issued to the Dunham Entities a warrant to purchase 166,666 shares of our common stock at an exercise price of $1.584 per share, representing 110% of the closing price of our common stock on the trading date prior to the date of signing the master agreement. The warrant became exercisable in February 2009.

        In 2010, our board and our audit committee authorized our company to enter into 11 lease amendments with the Dunham landlords. Based on such lease amendments, six existing operating leases were converted back to capital leases due to the parties extending the lease term over a longer period of time.

        Effective June 1, 2011, DCM entered into lease amendments with our company pursuant to which DCM agreed to reduce fixed rents on six leases by an aggregate of $300,000 per year. The leases are for restaurants leased to us in Fort Wayne, Indiana; Creve Coeur, Missouri; Madison, Wisconsin; Roseville, Minnesota; Rockford, Illinois; and Maumee, Ohio. DCM and GC Rosedale, L.L.C. also agreed that there would be no additional common area or management charges due on the properties unless they are flow-through payments required under the respective land leases. DCM and

GC Rosedale, L.L.C. further agreed that to the extent DHW sells additional shares of our common stock or otherwise reduces its loans to banks (the "DHW Loans") following the May 2011 stock repurchase transaction described below, the aggregate of rents due on the above-specified leases will be decreased ratably by $0.0425 for every dollar of proceeds from DHW's sales of common stock owned by DHW or, without duplication, for each dollar of principal amount that the DHW Loans are decreased. The aggregate amount of such additional reductions resulting from such stock sales may not exceed $297,500 per year.

        Under the stock repurchase agreement described below, we also agreed that we would achieve permanent rent reductions in the amount of $250,000 per year from other non-DCM affiliated landlords on DCM land leases or on fee-simple restaurants owned by third parties. This reduction is in addition to the above-described reductions which DCM has agreed to make in the amount of $300,000 per year. DCM has agreed to use commercially reasonable efforts to assist us in obtaining such rent reductions.

Debt Conversion

        In October 2009, we completed a debt conversion transaction with DHW as contemplated under the debt conversion agreement between our company and DHW dated September 21, 2009. In the debt conversion transaction, approximately $15 million of our indebtedness to DHW was converted into 4,666,666 shares of our company's common stock at a conversion price of approximately $3.24 per share. As a result, DHW came to beneficially own approximately 63.3% of our common stock, which constituted a change in control of our company. In addition, certain DHW nominees became members of our board of directors. Because of this change in control, our use of federal net operating loss carryforwards to offset future taxable income are limited.

        In connection with the closing of the October 2009 debt conversion transaction, we entered into a number of ancillary agreements with DHW. In addition to the amendment to the master agreement discussed above, we entered into a master amendment to leases with the Dunham landlords. Under the master amendment to leases, the Dunham landlords agreed to a limited deferral of 30% of the rent due under lease agreements between our company and the Dunham landlords. In addition, for all rent payments due on or after June 1, 2009 under restaurant leases with the Dunham landlords, rent was deferred for one month. The monthly accrued and deferred rent was approximately $73,000 per month. In addition, the Dunham landlords waived any defaults or events of default existing under the leases as of October 5, 2009. In June 2010, our board and our audit committee authorized our company to pay rent current to the Dunham landlords; hence, the above-referenced 30% deferral and the one-month deferral is no longer operative.

        In addition, in connection with the debt conversion transaction, our company and three of our executive officers, Steven J. Wagenheim, James G. Gilbertson and Darius H. Gilanfar, entered into amendments to their existing employment agreements which provided that each would have employment through October 5, 2010, and each would be entitled to severance benefits including one year of base compensation if employment is terminated without cause, in addition to the balance of the one-year term, if terminated prior to the end of such term. The employment agreements are automatically extended for one-year terms unless either our company or the executive gives notice at least 60 days prior to the termination date of an intent not to extend. In addition, Mr. Wagenheim's employment agreement was amended to reduce his severance benefit from 18 months to 12 months.

        We also entered into a registration rights agreement with DHW under which we granted DHW certain registration rights with respect to the shares that DHW received in the debt conversion transaction. Pursuant to the registration rights agreement, we agreed to file a registration statement with the SEC covering 777,777 of DHW's shares within 90 days of the closing date, and agreed, upon request by DHW and if DHW had sold the shares previously registered, to file registration statements covering 777,777 additional shares each six months thereafter. Under the registration rights agreement, we are not obligated to file (a) more than six registration statements; (b) registration statements more frequently than every six months; or (c) any registration statement after October 5, 2012. The first of such resale registration statements became effective in February 2010. This agreement was amended in May 2011 in connection with the stock repurchase transaction described below.

Stock Repurchase

        In February 2011, we entered into a stock repurchase agreement with DHW and its affiliates, including Messrs. Dunham and Hey, DCM and CDP, pursuant to which we repurchased 3,000,000 shares of our issued and outstanding common stock from DHW for $7.05 million in May 2011. The purchase price, before attributing any value to lease restructuring, options and other considerations, represents $2.35 per share. DHW acquired such shares in October 2009 at an approximate cost of $3.24 per share. The funds for the stock repurchase were provided by our sale of 3,000,000 shares of Series A Convertible Preferred Stock (the "Series A Preferred") to CDP for $9.0 million and a draw from the credit facilities we established with Fifth Third Bank.

        In making its proposal to acquire a majority equity position in our company, CDP desired to acquire a controlling stock position through investment in convertible preferred stock, the proceeds of which would be used to repurchase approximately 64.3% of DHW's shares. Upon the closing of the repurchase transaction, certain CDP nominees became members of our board of directors and some of our board members who had been designated by DHW resigned, including Messrs. Dunham and Hey. Mr. Hey has been designated by DHW for election to our board at our 2011 annual meeting of shareholders.

        As of September 8, 2011, DHW beneficially owned 1,666,666 shares of our common stock, representing approximately 35.8% of our outstanding shares. DHW retains the right to dispose of such shares; however, it has granted an irrevocable proxy to vote such shares to CDP.

        DHW has granted us a right of first refusal to purchase any additional shares which DHW may determine to sell prior to the later of May 2016, or the date on which DHW has repaid in full its current obligations to its banks. Under the right of first refusal, DHW is obligated to give us written notice of such intent and we must exercise our right to purchase such shares within seven business days following a receipt of such notice, on the same terms. The purchase price for shares to be purchased in a non-public transaction will be the per share price set forth in DHW's written notice, which will be a bona fide arms-length price with a third party or, if DHW proposes to sell such shares in the public market, the purchase price will be the closing price of our common stock on the date of the notice. If we do not elect to purchase all of the common stock contained in DHW's offer notice, CDP shall have the right to purchase all or the remainder of the common stock on the terms set forth in DHW's notice.

        The stock repurchase agreement contains, or refers to, additional agreements pursuant to which (1) DHW obtained the right to appoint three observers to our board of directors, (2) we paid the reasonable legal fees of DHW's counsel in the stock repurchase transaction, including the legal and appraisal fees of DHW's banks, not to exceed $100,000 in the aggregate, (3) we amended the debt conversion agreement to provide that DHW may not sell or dispose of our shares until December 31, 2015, except as set forth in the stock repurchase agreement, (4) we terminated DHW's right to participate in future issuances of new shares, and (5) we amended our registration rights agreement with DHW to provide that DHW's registration rights will be suspended until at least 780,000 of the shares of common stock underlying the Series A Preferred are registered for resale. In addition, we agreed with DCM, DEM and DHW to amend the master agreement to remove the sections therein relating to board observers, information covenants, and the appointment of the Chairman of the Board.

 Relationship and Transactions with Harmony

        In March 2009, we entered into a bridge loan agreement with a group of accredited investors to provide $1 million of partially convertible debt financing. The lead investors in the transaction were Harmony Equity Income Fund, L.L.C. and Harmony Equity Income Fund II, L.L.C. (collectively, "Harmony"). Eugene E. McGowan, who served as one of our directors from January 2003 to June 2010, is a member of and has a beneficial interest in both of the Harmony funds. Joel C. Longtin, one of our directors, is an investor and officer in the Harmony funds.

        The bridge loan was funded to the extent of $800,000 in March 2009 and the amount to be loaned under the bridge loan was decreased to $800,000 in December 2009. The bridge loan was evidenced by notes requiring the payment of interest at 9% per annum. In addition, we issued to the investors warrants for the purchase of an aggregate of 53,332 shares of common stock exercisable six months after the date of issuance at a price of $1.516 per share, or 110% of the closing price of our common stock on March 30, 2009. The notes and the warrants provide customary anti-dilution rights to the holders, including weighted average anti-dilution provisions for sales at less than the exercise or conversion prices thereof.

        Mr. McGowan's interest in the transaction was through (1) a family partnership which owns a 10% interest in Harmony Equity Income Fund, L.L.C., one-half of which is beneficially owned by Mr. McGowan, (2) McGowan Capital Group's management of the Harmony funds, which is an entity owned by Mr. McGowan, and (3) McGowan's 20% carried interest in the Harmony funds, which is a profits-only interest. Mr. McGowan estimated his interest in the investments made by the Harmony funds in our company at $50,000 as of the date of the investment. Prior to our entry into the bridge loan agreement and prior to becoming a member of our board of directors, Mr. Longtin purchased a 1% interest in Harmony Equity Income Fund, L.L.C. and a 1.6% interest in Harmony Equity Income Fund II, L.L.C. Mr. Longtin is also on the board of directors of McGowan Capital Group and is an officer in the Harmony funds.

        In March 2011, we entered into an amendment to our bridge loan agreement that gave Harmony the right to convert the entire principal balance and accrued interest on such notes into our common stock at a conversion price of $3.00 per share. As consideration for this amendment, Harmony agreed temporarily to defer all payments of principal and interest on the notes. Under the terms of the notes as originally issued, only 20% of the principal amount of the notes was convertible at a conversion price of $3.00 per share.

        In May 2011, we issued 106,892 shares of common stock to each of the Harmony funds upon the conversion into equity in full of these promissory notes, which at the time aggregated $641,353 in principal and accrued interest.

Real Estate Interests of Other Directors

        Joel C. Longtin, one of our directors, held a 5.3% limited partnership interest in GC Des Moines LP, the partnership which until November 2010 held the lease of our Des Moines, Iowa restaurant. John A. Pesicka, one of our former directors, also held a 2.65% limited partnership interest in such limited partnership. GC Des Moines LP dissolved in December 2010. Mr. Longtin also holds a 4.17% limited partnership interest in the GC Holdings Limited Partnership, the partnership which holds the lease of our Zona Rosa, Kansas restaurant.

Personal Guaranties

        Steven J. Wagenheim, our President, Founder and one of our directors, personally guaranteed certain of our leases and loan agreements. Our board of directors agreed to compensate Mr. Wagenheim for his personal guaranties of equipment loans entered into in August 2003 and

January 2004, and equipment leases entered into under our August 2006 lease financing agreement with Carlton Financial Corporation. The amount of annual compensation for each of these guaranties was 3% of the balance of the obligation and was calculated and accrued based on the weighted average daily balance of the obligation at the end of each monthly accounting period. During 2011, 2010 and 2009, we recorded $6,495, $31,509 and $56,880 of such compensation in general and administrative expense, respectively, and paid $100, $113,163 and $25,000 of such compensation, respectively. As of May 10, 2011, each of such loans had been paid in full and no additional compensation expense related to such loans will accrue.

Consulting Services

        Darius H. Gilanfar, one of our named executive officers, is married to Heidi Martin Gilanfar, who served as a human resources/marketing consultant to our company through August 2011. We paid Ms. Gilanfar $86,500, $142,500 and $140,800 for such services in 2011, 2010 and 2009, respectively.

SECTION 16(a) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our officers, directors and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Such officers, directors and shareholders are required by the SEC to furnish us with copies of all such reports. To our knowledge, based solely on a review of copies of reports filed with the SEC during the last fiscal year, all applicable Section 16(a) filing requirements were met, except that (a) one report on Form 4 for Joel C. Longtin setting forth his acquisition of 2,000 shares by his spouse's IRA and his direct acquisition of 2,700 shares both on August 27, 2010, (b) one report on Form 4 for Steven J. Wagenheim setting forth his stock option grant in the amount of 69,958 shares on December 28, 2010, (c) one report on Form 4 for Steven J. Wagenheim setting forth his stock option grant in the amount of 75,000 shares on August 25, 2010, (d) one report for Darius H. Gilanfar setting forth his stock option grant in the amount of 34,244 shares on December 28, 2010, (e) one report for Darius H. Gilanfar setting forth his stock option grant in the amount of 75,000 shares on August 25, 2010, (f) one report for James G. Gilbertson setting forth his stock option grant in the amount of 34,244 shares on December 28, 2010, (g) one report for James G. Gilbertson setting forth his stock option grant in the amount of 75,000 shares on August 25, 2010, (h) one report for Monica A. Underwood setting forth her stock option grant in the amount of 5,070 shares on December 28, 2010, and (i) one report for Monica A. Underwood setting forth her stock option grant in the amount of 7,500 shares on August 25, 2010, were not filed on a timely basis.

SHAREHOLDER PROPOSALS FOR 2012 ANNUAL MEETING

        If a shareholder wishes to present a proposal for consideration for inclusion in the proxy materials for the next annual meeting of shareholders, the proposal must be sent by certified mail, return receipt requested, and must be received at the executive offices of Granite City Food & Brewery Ltd., 5402 Parkdale Drive, Suite 101, Minneapolis, Minnesota 55416, Attention: Monica A. Underwood, Vice President of Finance and Secretary, no later than May 16, 2012. All proposals must conform to the rules and regulations of the SEC. Under SEC rules, if a shareholder notifies us of his or her intent to present a proposal for consideration at the next annual meeting of shareholders after July 30, 2012, we, acting through the persons named as proxies in the proxy materials for such meeting, may exercise discretionary authority with respect to such proposal without including information regarding such proposal in our proxy materials.

 ANNUAL REPORT ON FORM 10-K

        A copy of our annual report on Form 10-K for the fiscal year ended December 28, 2010, as filed with the SEC, including the financial statements thereto, accompanies the notice of annual meeting, this proxy statement and the related proxy card. We will furnish to any person whose proxy is being solicited any exhibit described in the exhibit index accompanying the Form 10-K, upon the payment, in advance, of fees based on our reasonable expenses in furnishing such exhibit. Requests for copies of exhibits should be directed to Monica A. Underwood, Vice President of Finance and Secretary, at our principal address.

OTHER MATTERS

        The board of directors does not know of any other matter that will be presented at the annual meeting other than the proposals discussed in this proxy statement. However, if any other matter properly comes before the meeting, your proxies will act on such matter in their discretion.

Sincerely,
GRANITE CITY FOOD & BREWERY LTD.
Robert J. Doran Chief Executive Officer
Minneapolis, Minnesota September 20, 2011

APPENDIX A

GRANITE CITY FOOD & BREWERY LTD.
LONG-TERM INCENTIVE PLAN

1.     Purpose of the Plan

        The purpose of the Granite City Food & Brewery Ltd. Long-Term Incentive Plan is to permit the Board of Directors to develop and implement a variety of stock and cash-based compensation programs based on the changing needs of the Company. The Board of Directors and senior management of Granite City Food & Brewery Ltd. believe it is in the best interest of the Company's shareholders for officers, employees and certain other persons to own stock in the Company and that such ownership will enhance the Company's ability to attract highly qualified personnel, strengthen its retention capabilities, enhance the long-term performance of the Company to vest in Participants a proprietary interest in the success of the Company and to provide certain "performance-based compensation" within the meaning of Section l62(m)(4)(C) of the Code.

2.     Definitions

        As used in the Plan, the following definitions apply to the terms indicated below:

        (a)   "Affiliate" shall mean an entity (whether or not incorporated), controlling, controlled by or under common control with the Company.

        (b)   "Award" shall mean an Option, SAR, Restricted Stock Award or Restricted Stock Units, Stock Bonus, Cash Bonus, Performance Awards, Warrant, Dividend Equivalent or other equity-based award granted pursuant to the terms of the Plan.

        (c)   "Award Agreement" shall mean an agreement, in such form and including such terms as the Committee in its sole discretion shall determine, evidencing an Award.

        (d)   "Beneficiary" shall mean upon the Participant's death, the Participant's successors, heirs, executors and administrators, as the case may be.

        (e)   "Board of Directors" or "Board" shall mean the Board of Directors of Granite City Food & Brewery Ltd.

        (f)    "Cash Bonus" shall mean an award of a bonus payable in cash pursuant to Section 11 hereof.

        (g)   "Cause" shall mean (1) the Participant's violation of any provision of any non-competition agreement or confidentiality agreement with the Company; (2) an illegal or negligent action by the Participant that materially and adversely affects the Company; (3) the Participant's failure or refusal to perform his/her duties (except when prevented by reason of illness or disability); or (4) conviction of the Participant of a felony involving moral turpitude.

        (h)   "Change in Control" except as provided in an Award Agreement, Change in Control shall mean the occurrence of any one of the following events:

          (1)   an acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of 50% or more of either:

              (i)  the then outstanding Stock; or

             (ii)  the combined voting power of the Company's outstanding voting securities immediately after the merger or acquisition entitled to vote generally in the election of directors; provided, however, that the following acquisition shall not constitute a Change of Control:

              (A)  any acquisition directly from the Company;

              (B)  any acquisition by the Company or a Subsidiary;

              (C)  any acquisition by the trustee or other fiduciary of any employee benefit plan or trust sponsored by the Company or a Subsidiary; or

              (D)  any acquisition by any corporation with respect to which, following such acquisition, more than 50% of the Stock or combined voting power of Stock and other voting securities of the Company is beneficially owned by substantially all of the individuals and entities who were beneficial owners of Stock and other voting securities of the Company immediately prior to the acquisition in substantially similar proportions immediately before and after such acquisition; or

          (2)   individuals who, as of the Effective Date of this Plan, constitute the Board (the "Incumbent Board"), cease to constitute at least a majority of the Board. Individuals nominated by the Incumbent Board and subsequently elected shall be deemed for this purpose to be members of the Incumbent Board; or

          (3)   approval by the shareholders of the Company of a reorganization, merger, consolidation, liquidation, dissolution, sale or statutory exchange of Stock which changes the beneficial ownership of Stock and other voting securities so that after the corporate change the immediately previous owners of 50% of Stock and other voting securities do not own 50% of the Company's Stock and other voting securities either legally or beneficially; or

          (4)   the sale, transfer or other disposition of all or substantially all of the Company's assets; or

          (5)   a merger of the Company with another entity after which the pre-merger shareholders of the Company own less than 50% of the stock of the surviving corporation.

          A "Change in Control" shall not be deemed to occur with respect to a Participant if the acquisition of a 50% or greater interest is by a group that includes the Participant, nor shall it be deemed to occur if at least 50% of the Stock and other voting securities owned before the occurrence are beneficially owned subsequent to the occurrence by a group that includes the Participant.

        (i)    "Code" shall mean the Internal Revenue Code of 1986, as amended.

        (j)    "Committee" shall mean the Compensation Committee of the Board of Directors; provided, however, that the Committee shall at all times consist of three or more persons, all of whom are "non-employee directors" within the meaning of Rule 16b-3 under the Exchange Act and "outside directors" within the meaning of Section 162(m) of the Code. Each member of the Committee shall be an Independent Director.

        (k)   "Company" shall mean Granite City Food & Brewery Ltd. or any successor thereto. References to the Company also shall include the Company's Affiliates unless the context clearly indicates otherwise.

        (l)    "Company Stock" or "Stock" shall mean the common stock of the Company.

        (m)  "Director" means a member of the Board.

        (n)   "Disability" shall mean the existence of a physical or mental condition that qualifies for a benefit under the long-term disability plan sponsored by the Company which applies to the Participant. The existence of a Disability shall be determined by the Committee.

        (o)   "Dividend Equivalents" means any right granted under Section 13.

        (p)   "Eligible Individual" shall mean (1) any common law employee, prospective employee, or officer of the Company, (2) members of the Company's Board, (3) consultants and advisors to the

Company, and (4) employees of any Related Company or business partner of the Company. All Eligible Individuals must be natural persons who provide bona fide services to the Company or a Related Company. In addition, the services provided to the Company or Related Company must not be in connection with an offer or sale of securities in a capital raising transaction and must not directly or indirectly promote or maintain a market for the Company's Stock. An Award may be granted to an Eligible Individual prior to the date the Eligible Individual performs services for the Company or any Related Company, provided that such Award shall not become vested prior to the date the Eligible Individual first performs such services.

        (q)   "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

        (r)   "Fair Market Value" shall mean, with respect to a share of Company Stock on an applicable date:

          (1)   If the principal market for the Company Stock (the "Market") is a national securities exchange or The NASDAQ Stock Market, the closing sale price reported on the date of the Award or, if no reported sales take place on the applicable date, the average of the high bid and low asked price of Company Stock as reported for such Market on such date or, if no such quotations are made on such date, then on the next preceding day on which there were quotations, provided that such quotations shall have been made within the ten (10) business or trading days preceding the applicable date; or

          (2)   In the event that Section 2(r)(1) above does not apply, the Fair Market Value of a share of Company Stock on any day shall be determined in good faith by the Committee in a manner consistently applied.

        (s)   "Incentive Stock Option" shall mean an Option that is an "incentive stock option" within the meaning of Section 422 of the Code and that is identified as an Incentive Stock Option in the agreement by which it is evidenced.

        (t)    "Independent Director" shall mean a Director who meets the independence requirements of The NASDAQ Stock Market, or if The NASDAQ Stock Market shall cease to be the principal exchange or quotation system upon which the shares of Company Stock are listed or quoted, then such exchange or quotation system as the Company elects to list or quote its shares of common stock and that the Committee designates as the Company's principal exchange or quotation system.

        (u)   "Non-Employee Director" shall mean a Director who is not an employee of the Company.

        (v)   "Non-Qualified Stock Option" shall mean an Option that is not an Incentive Stock Option within the meaning of Section 422 of the Code.

        (w)  "Option" shall mean an Incentive Stock Option or a Non-Qualified Stock Option that is granted by the Committee pursuant to Section 6 hereof.

        (x)   "Participant" shall mean an Eligible Individual who receives or is designated to be granted one or more Awards under the Plan.

        (y)   "Performance Award" shall mean a right granted to an Eligible Individual pursuant to Section 12 of the Plan to receive a payment from the Company, in the form of stock, cash or a combination of both, upon the achievement of established employment, service, performance or other goals (each a "Performance Measure"). A Performance Award shall be evidenced by an agreement, the "Performance Award Agreement," executed by the Participant and the Company.

        (z)   "Performance Measures" shall mean any one or more of the following performance measures or criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or Subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years' results or to a designated comparison group, in each case as specified by the Committee in the Award within the time period prescribed by Section 162(m) of the Code and related regulations: (i) specified levels of or increases in the Company's or the Related Company's return on equity, (ii) earnings per share, (iii) total earnings, (iv) earnings growth, (v) return on capital, (vi) return on assets, (vii) store-level income from operations before pre-opening, general and administrative expenses, depreciation, amortization, interest and tax expense, (viii) economic value added, (ix) earnings before interest and taxes, (x) sales growth, (xi) gross margin, (xii) return on investment, (xiii) increase in the Fair Market Value of the Stock, (xiv) share price (including, but not limited to, growth measures and total shareholder return), (xv) net operating profit, (xvi) cash flow (including, but not limited to, operating cash flow and adjusted operating cash flow), (xvii) return on investments (which equals net cash flow divided by total capital), (xviii) internal rate of return, or (xix) increase in net present value or expense targets.

Except in the case of such an Award intended to qualify under Code Section 162(m), if the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Performance Measures unsuitable, the Committee may modify such Performance Measures or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable.

        (aa) "Person" shall mean a "person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act.

        (bb) "Plan" shall mean this Granite City Food & Brewery Ltd. Long-Term Incentive Plan, as it may be amended from time to time.

        (cc) "Related Company" shall mean any corporation other than the Company and any partnership, joint venture or other entity in which the Company owns, directly or indirectly, at least a 20% beneficial ownership interest. A Related Company includes a Subsidiary of the Company and an unbroken chain of corporations, beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns 50% or more of the voting stock in one of the other corporations in such chain.

        (dd) "Restricted Stock Award" shall mean an award of Stock granted to an Eligible Individual pursuant to Section 9 of the Plan that is subject to the restrictions on transferability and the risk of forfeiture imposed by the provisions of such Section 9.

        (ee) "Restricted Stock Unit" shall mean any award of the right to receive an amount, payable in cash or shares of Company Stock, upon the occurrence of some future event, such as the termination of employment, under the terms set forth in an Award Agreement.

        (ff)  "SAR" or "Stock Appreciation Right" shall mean the right to receive in whole or in part, in cash or shares of common stock, the Fair Market Value of a share of Company Stock, which right is granted pursuant to Section 7 hereof and subject to the terms and conditions contained therein.

        (gg) "Securities Act" shall mean the Securities Act of 1933, as amended from time to time.

        (hh) "Stock Bonus" shall mean a grant of a bonus payable in shares of Company Stock pursuant to Section 10 hereof.

        (ii)   "Subsidiary" shall mean a company (whether a company, partnership, joint venture or other form of entity) in which the Company, or a company in which the Company owns a majority of the shares of capital stock directly or indirectly, owns an equity interest of fifty percent (50%) or more, and shall have the same meaning as the term "Subsidiary Company" as defined in Section 424(f) of the Code.

        (jj)   "Vesting Date" shall mean the date established by the Committee on which a Participant has the ability to acquire all or a portion of a grant of an Option or other Award, or the date upon which the restriction on Restricted Stock or Restricted Stock Units shall lapse.

        (kk) "Warrant" shall mean any right granted under Section 8 of the Plan.

3.     Stock Subject to the Plan

        (a)    Plan Limit.    Subject to adjustment as provided in Section 15 hereof, the maximum number of shares of Company Stock reserved under the Plan for which the Committee may grant Awards hereunder shall not exceed 400,000. The maximum number of Incentive Stock Options that may be awarded out of the 400,000 shares so reserved shall be 400,000.

          The grant of an Award shall not reduce the number of shares of Company Stock with respect to which Awards may be granted pursuant to the Plan, except to the extent shares of common stock are issuable pursuant thereto. Shares subject to Awards granted under the Plan shall count against the foregoing limits at the time they are granted but shall again become available for grant under the Plan as follows:

            (1)   To the extent that any Options, together with any related rights granted under the Plan, terminate, expire or are cancelled without having exercised the shares covered by such Options, such shares shall again be available for grant under the Plan;

            (2)   To the extent that any Warrants, together with any related rights granted under the Plan, terminate, expire or are cancelled without having exercised the shares covered by such Warrants, such shares shall again be available for grant under the Plan;

            (3)   To the extent any shares of Restricted Stock or Restricted Stock Units or any shares of Company Stock granted as a Stock Bonus are forfeited or cancelled for any reason, such shares shall again be available for grant under the Plan; and

            (4)   To the extent any shares are issued upon the exercise of an Award by the surrender or tender of previously acquired shares, surrendered or tendered shares shall be available for grant under the Plan.

            Shares of Company Stock are not treated as having been issued under the Plan, and therefore do not reduce the number of shares available for grant to the extent an Award is settled in cash or shares are withheld in satisfaction of tax withholding obligations.

            Shares of Company Stock issued under the Plan may be either newly issued shares or reacquired shares, at the discretion of the Committee.

        (b)    Individual Limit on Performance Awards.    Subject to adjustment as provided in Section 15 hereof, for Awards that are intended to be Performance Awards, the Committee shall not in any calendar year grant Awards hereunder to any individual Participant with respect to more than 50,000 shares of Company Stock. Such Awards may be made up entirely of any one type of Award or any combination of types of Awards available under the Plan, in the Committee's sole discretion.

4.     Administration of the Plan

        (a)   The Plan shall be administered by the Committee. Subject to the express provisions and limitations set forth in the Plan, the Committee shall be authorized and empowered to do all things necessary or desirable, in its sole discretion, in connection with the administration of the Plan, including, without limitation, the following:

          (1)   to prescribe, amend and rescind rules and regulations relating to the Plan and to define terms not otherwise defined herein;

          (2)   to determine which persons are Participants, to which of such Participants, if any, Awards shall be granted hereunder and the timing of any such Awards;

          (3)   to grant Awards to Participants and determine the terms and conditions thereof, including the number of shares subject to Awards, the determination of the Fair Market Value of Company Stock and the exercise price of Options and the circumstances under which Awards become exercisable or vested or are forfeited or expire, which terms may, but need not, be conditioned upon the passage of time, continued employment, the satisfaction of performance criteria, the occurrence of certain events, or other factors; and to modify or amend each Award, with the consent of the Participant when required;

          (4)   to establish or verify the extent of satisfaction of any Performance Measures or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any Award;

          (5)   to prescribe and amend the terms of agreements or other documents evidencing Awards made under the Plan (which need not be identical);

          (6)   to determine whether, and the extent to which, adjustments are required pursuant to Section 15;

          (7)   to interpret and construe the Plan, any rules and regulations under the Plan and the terms and conditions of any Award granted hereunder, and to make exceptions to any such provisions in good faith and for the benefit of the Company;

          (8)   without amending the Plan, to grant Awards to Eligible Individuals who are foreign nationals performing services for the Company outside of the United States, if any, on such terms and conditions different from those specified in the Plan as may in the judgment of the Committee be necessary to foster and promote achievement of the purposes of the Plan and, in furtherance of such purposes, the Committee may adopt, ratify or make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which the Company or its Subsidiaries operates or has employees; and

          (9)   to make all other determinations deemed necessary or advisable for the administration of the Plan.

The Company intends that the most substantial number of Awards will be granted under the Plan to Eligible Individuals whom the Committee believes will be "covered employees" under Section 162(m)(3) of the Code and that such Awards will constitute "qualified performance-based compensation" within the meaning of Section 162(m) of the Code.

        (b)   The Committee's determinations under the Plan may, but need not, be uniform and may be made on a Participant-by-Participant basis (whether or not two or more Participants are similarly situated).

        (c)   The authority of the Committee shall further be limited by the provisions set forth in the Committee's charter, as the charter may be amended from time to time, and the further limitation that certain actions may be subject to review and approval by either the full Board or the Independent Directors of the Company. Subject to contrary Board action, decisions, determinations and interpretations by the Committee regarding the Plan shall be final and binding on all Participants. The Committee shall consider such factors as it deems relevant to making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any Director, officer or employee of the Company and such attorneys, consultants and accountants as it may select.

        (d)   The Committee may, without amendment to the Plan:

          (1)   accelerate the date on which any Option, SAR, Performance Award, Warrant or Stock Bonus granted under the Plan becomes exercisable, or otherwise adjust any of the terms of an Award (except that no such adjustment shall, without the consent of a Participant, reduce the Participant's rights under any previously granted and outstanding Award unless the Committee determines that such adjustment is necessary or appropriate to prevent such Award from constituting "applicable employee remuneration" within the meaning of Section 162(m) of the Code);

          (2)   subject to Section 14, waive any condition of an Award, or otherwise adjust any of the terms of such Award; provided, however, that (A) other than in connection with a change in the Company's capitalization as described in Section 15, the exercise price of any Option, SAR or other form of Award may not be reduced without approval of the Company's shareholders; and (B) the amount payable to a covered employee with respect to a qualified performance-based Award may not be adjusted upwards and the Committee may not waive or alter Performance Measures associated with an Award in a manner that would violate Section 162(m) of the Code; or

          (3)   as to any Award not intended to constitute "performance-based compensation" under Section 162(m) of the Code, at any time prior to the end of a performance period, may revise the Performance Measures and the computation of payment if unforeseen events occur which have a substantial effect on the performance of the Company, any Subsidiary, division, Affiliate or joint venture of the Company and which, in the judgment of the Committee, make the application of the Performance Measures unfair to the Company or a Participant unless a revision is made. Notwithstanding the forgoing provisions of this Section 4(d), neither the Committee nor the Board may, except for adjustments pursuant to Section 15, or as a result of a Change in Control, materially amend a Restricted Stock or Restricted Stock Unit Award, including an acceleration or waiver of a restriction thereof.

        (e)   The Committee may determine whether an authorized leave of absence, change in status, or absence in military or government service, shall constitute termination of employment, subject to applicable law.

        (f)    No member of the Committee shall be liable for any action, omission, or determination relating to the Plan, and the Company shall indemnify and hold harmless each member of the Committee and each other Director or employee of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been delegated against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any action, omission or determination relating to the Plan, unless, in either case, such action, omission or determination was taken or made by such member, Director or employee in bad faith and without reasonable belief that it was in the best interests of the Company.

        (g)   Except as limited by the Committee's charter, as such charter may be amended from time to time, the Committee may delegate to one or more separate committees consisting of members of the Committee or other Directors who are Independent Directors (any such committee a

"Sub-Committee"), the ability to grant Awards and take other actions described in this Section 4 with respect to Participants, and such actions shall be treated for all purposes as if taken by the Committee; provided that the grant of Awards shall be made in accordance with parameters established by the Committee. Any action taken by such Sub-Committee within the scope of such delegation shall be deemed for all purposes to have been taken by the Committee.

5.     Eligible Individuals

        The persons who shall be eligible to receive Awards pursuant to the Plan shall be those Eligible Individuals defined in Section 2(p) who are designated by the Committee, provided that only employees are eligible to be granted Incentive Stock Options.

6.     Options

        The grant of an Option entitles the Participant to purchase shares of Stock at an Exercise Price (defined below) established by the Committee. Any Option awarded to Participants under this Section 6 may be either Non-Qualified Stock Options or Incentive Stock Options, as determined in the discretion of the Committee. To the extent that any Option does not qualify as an Incentive Stock Option, it shall constitute a Non-Qualified Stock Option. Subject to the following provisions, Options awarded under the Plan shall be in such form and shall have such terms as the Committee may determine and specify in an Award Agreement entered into between the Participant and the Company.

        (a)    Exercise of an Option.    An Option shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee. In no event shall any fraction of a share of Stock be issued upon the exercise of an Option. An Option must be exercised for at least 100 shares of Stock, or such lesser number of shares of Stock if the remaining portion of an Option is for fewer than 100 shares of Stock.

        (b)    Exercise Price.    The Exercise Price of an Option granted under this Section 6 shall be established by the Committee or shall be determined by a method established by the Committee at the time the Option is granted, except that the Exercise Price shall not be less than 100% of the Fair Market Value of the Company's Stock on the date the Option is granted (or, if greater, par value of a share of stock). Notwithstanding the foregoing, any Incentive Stock Option granted to any shareholder owning 10% or more of the Company's Stock must be at an option price of at least 110% of the Fair Market Value of the Stock subject to the Option.

        (c)    Payment of Option Exercise Price.    The payment of the Exercise Price of an Option granted under this Section 6 shall be subject to the following:

          (1)   Subject to the following provisions of this Section 6(c), the full Exercise Price for shares of Stock purchased upon the exercise of any Option shall be paid at the time of such exercise or such other time as approved by the Committee.

          (2)   Payment of the Exercise Price shall be made in such manner as the Committee may provide in the Award Agreement, which may include cash (including cash equivalents), tendering of shares of Stock acceptable to the Committee and either already owned by the Participant or subject to Awards hereunder (so-called "cashless" or "immaculate" exercise methods), and any other manner permitted by law and approved by the Committee, or any combination of the foregoing. If the Company determines that an Option may be exercised using shares of Restricted Stock, then unless the Committee provides otherwise, the shares received upon the exercise of an Option which are paid for using Restricted Stock shall be restricted in accordance with the original terms of the Restricted Stock Award.

          (3)   A Participant may elect to pay the Exercise Price upon the exercise of an Option by irrevocably authorizing a third party to sell shares of Stock (or a sufficient portion of the shares)

  acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.

        (d)    Settlement of Option.    Shares of Stock delivered pursuant to the exercise of an Option shall be subject to such conditions, restrictions and contingencies as the Committee, in its discretion, may establish in addition to such conditions, restrictions, and contingencies set forth in the Award Agreement.

        (e)    Vesting.    Participants shall vest in all Options in accordance with the terms and conditions of the Award Agreement entered into by and between the Participant and the Company. The total number of shares of Stock subject to an Option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal.

        (f)    Option Term.    Subject to Section 6(h), the term of each Option shall be fixed by the Committee. In the event that the Plan is terminated pursuant to terms and conditions of Section 21, the Plan shall remain in effect as long as any Awards under it are outstanding.

        (g)    Termination of Employment.    Following the termination of a Participant's employment with the Company or a Related Company, the Option shall be exercisable to the extent determined by the Committee and specified in the Award Agreement. The Committee may provide different post-termination exercise provisions with respect to termination of employment for different reasons.

        (h)    Incentive Stock Options.    Incentive Stock Option grants may only be awarded to employees of the Company, a "parent corporation," or a "subsidiary corporation" as those terms are defined in Sections 424(e) and 424(f) of the Code. In order for an employee to be eligible to receive an Incentive Stock Option Award, the employee must be employed by the Company, parent corporation, or subsidiary corporation during the period beginning on the date the Option is granted and ending on the day three (3) months prior to the date such Option is exercised. No Incentive Stock Option shall:

          (1)   have an Exercise Price which is less than 100% of the Fair Market Value of the Stock on the date of the Award,

          (2)   be exercisable more than ten (10) years after the date of the Award,

          (3)   be awarded more than ten (10) years after the Effective Date of this Plan,

  provided, however, that no Incentive Stock Option awarded to an employee who owns more than 10% of the total combined voting power of all classes of Stock of the Company, its "parent corporation" or any "subsidiary corporation" shall (i) have an Exercise Price of less than 110% of the Fair Market Value of the Stock on the date of the Award or (ii) be exercisable more than five (5) years after the date of the Award. No Incentive Stock Option shall be transferable other than by will and the laws of descent and distribution. To the extent that the aggregate fair market value (determined at the time of grant) of shares of Stock with respect to Incentive Stock Options are exercisable for the first time by the employee during any calendar year, in combination with shares first exercisable under all other plans of the Company and any Related Company, exceeds $100,000, such Options shall be treated as Non-Qualified Stock Options.

        (i)    Awards to Non-Employee Directors; Automatic Grants.    Unless and until amended or terminated by the Board or the Committee, (i) upon initially joining the Board, each Non-Employee Director shall receive a Non-Qualified Stock Option to purchase Stock equal to the annual amount then in effect as determined and approved by the Board for other Non-Employee Directors at an exercise price per share equal to the Fair Market Value of the Company Stock on the date of the grant (the "Initial Director Grant"), which Award shall be reduced and pro-rated on the basis of a 360-day year if such Director is elected to the Board at a time other than on May 10th, including an election to the Board to fill a vacancy resulting from a resignation or removal of a Director or an increase in the number of Directors serving on the Board; and (ii) on May 10th of each year, each Non-Employee

Director then serving on the Board shall receive an annual grant of a Non-Qualified Stock Option to purchase Stock in an amount determined and approved by the Board for all Non-Employee Directors at an exercise price per share equal to the Fair Market Value of the Company Stock on the date of grant (the "Annual Director Grant"). Unless and until otherwise determined by the Board or the Committee, and subject to accelerated vesting pursuant to Section 14(a), the Options granted pursuant to the Initial Director Grant and the Annual Director Grant shall vest on the first anniversary of the date of grant, provided that the Non-Employee Director who received such Award is then serving as a Director, and shall have a term of ten (10) years.

7.     Stock Appreciation Rights (SARs)

        The Committee may grant SARs pursuant to the Plan, which SARs shall be evidenced by Award Agreements in such form as the Committee shall from time to time approve. SARs shall comply with and be subject to the following terms and conditions:

        (a)    Exercise Price.    The exercise price of any SAR granted under the Plan shall be determined by the Committee at the time of the grant of such SAR, which shall not be less than 100% of the Fair Market Value of a share of Company Stock on the date on which such SAR is granted.

        (b)    Benefit Upon Exercise.

          (1)   The exercise of a SAR with respect to any number of shares of Company Stock shall entitle a Participant to a payment, for each such share, equal to the excess of (i) the Fair Market Value of a share of Company Stock on the exercise date over (ii) the exercise price of the SAR. Payment may be made in whole or in part in cash, shares of the Company's common stock, or a combination of cash and stock.

          (2)   All payments under this Section 7(b) shall be made as soon as practicable, but in no event later than five (5) business days, after the effective date of the exercise of the SAR.

        (c)    Term and Exercise of SARs.

          (1)   Each SAR shall be exercisable on such date or dates, during such period and for such number of shares of Company Stock as shall be determined by the Committee and set forth in the Award Agreement evidencing such SAR; provided, however, that no SAR shall be exercisable after the expiration of ten (10) years from the date such SAR was granted; and, provided, further, that each SAR shall be subject to earlier termination, expiration or cancellation as provided in the Plan.

          (2)   Each SAR may be exercised in whole or in part; provided, however, that no partial exercise of a SAR shall be for an aggregate exercise price of less than $1,000. The partial exercise of a SAR shall not cause the expiration, termination or cancellation of the remaining portion thereof. Upon the partial exercise of a SAR, the Award Agreement evidencing such SAR, marked with such notations as the Committee may deem appropriate to evidence such partial exercise, shall be returned to the Participant exercising such SAR, together with the payment described in Section 7(b) hereof.

          (3)   A SAR shall be exercised by delivering notice to the Company's principal office, to the attention of its Secretary, no less than five (5) business days in advance of the effective date of the proposed exercise. Such notice shall be accompanied by the applicable Award Agreement evidencing the SAR, shall specify the number of shares of Company Stock with respect to which the SAR is being exercised and the effective date of the proposed exercise, and shall be signed by the Participant. The Participant may withdraw such notice at any time prior to the close of business on the business day immediately preceding the effective date of the proposed exercise, in which case the Award Agreement evidencing the SAR shall be returned to the Participant.

8.     Warrants

        The Committee may grant Warrants pursuant to the Plan. Each Warrant shall be evidenced by an Award Agreement in such form and including such terms as the Committee shall from time to time approve. Except as otherwise provided in the Plan, Warrants shall comply with and be subject to the following terms and conditions:

        (a)    Identification of Warrants.    Each Warrant granted under the Plan shall be identified as such in the applicable Award Agreement.

        (b)    Exercise Price.    The exercise price-per-share of any Warrant granted under the Plan shall be such price as the Committee shall determine which shall not be less than 100% of the Fair Market Value of a share of Company Stock on the date on which such Warrant is granted, except as permitted in connection with the issuance of Warrants in a transaction to which Section 424(a) of the Code applies.

        (c)    Term and Exercise of Warrants.

          (1)   The term of any Warrant granted under the Plan shall be such term as the Committee shall determine which shall not be more than ten (10) years from the date such Warrant was granted; provided, however, that each Warrant shall be subject to earlier termination, expiration or cancellation as otherwise provided in the Plan.

          (2)   Each Warrant shall be exercisable in whole or in part; provided, however, that no partial exercise of a Warrant shall be for an aggregate exercise price of less than $1,000 unless such partial exercise represents the entire unexercised portion of the Warrant or the entire portion of the Warrant that is then exercisable. The partial exercise of a Warrant shall not cause the expiration, termination or cancellation of the remaining portion thereof. Upon the partial exercise of a Warrant, the Award Agreement evidencing such Warrant shall be returned to the Participant exercising such Warrant together with the delivery of the certificates described in Section 8(c)(4) hereof.

          (3)   A Warrant shall be exercised by delivering notice to the Company's principal office, to the attention of its Secretary, no less than five (5) business days in advance of the effective date of the proposed exercise, and by paying the Company the full purchase price of the shares to be acquired upon exercise of the Warrant in the manner provided in Section 14(i). Such notice shall be accompanied by the applicable Award Agreement evidencing the Warrant and shall specify the number of shares of Company Stock with respect to which the Warrant is being exercised and the effective date of the proposed exercise and shall be signed by the Participant. The Participant may withdraw such notice at any time prior to the close of business on the business day immediately preceding the effective date of the proposed exercise, in which case the Award Agreement evidencing the Warrant shall be returned to the Participant.

          (4)   Certificates for shares of Company Stock purchased upon the exercise of a Warrant shall be issued in the name of the Participant or his or her Beneficiary (or permitted transferee), as the case may be, and delivered to the Participant or his or her Beneficiary (or permitted transferee), as the case may be, as soon as practicable following the effective date on which the Warrant is exercised.

9.     Restricted Stock or Restricted Stock Units

        The Committee may grant shares of Restricted Stock or Restricted Stock Units pursuant to the Plan, and may provide that a portion of a Participant's compensation may be granted in the form of Restricted Stock or Restricted Stock Units. Each grant of shares of Restricted Stock or Restricted Stock Units shall be evidenced by an Award Agreement in such form and containing such terms and conditions and subject to such agreements or understandings as the Committee shall from time to time approve. Each grant of shares of Restricted Stock or Restricted Stock Units shall comply with and be subject to the following terms and conditions.

        (a)    Issue Date and Vesting Date; Minimum Restriction Period.    At the time of the grant of Restricted Stock or Restricted Stock Units, the Committee shall establish the date of issuance and vesting with respect to such Award. In the case of Restricted Stock Units, no shares of Company Stock shall be issued when the Restricted Stock Units are granted, but rather upon the lapse of restrictions and the restricted period, at which time, shares of Company Stock or other cash or property shall be issued to the Participant holding the Restricted Stock Units.

        (b)    Conditions to Vesting.    At the time of the grant of Restricted Stock or Restricted Stock Units, the Committee may impose such restrictions and conditions, not inconsistent with the provisions hereof, to the vesting of such shares or units, as it, in its absolute discretion, deems appropriate. By way of example and not by way of limitation, the Committee may require, as a condition to the vesting of any class or classes of Restricted Stock or Restricted Stock Units, that the Participant or the Company achieve such Performance Measures including, but not limited to such period of active service as the Committee may specify at the time of the grant.

        (c)    Restrictions on Transfer Prior to Vesting.    Prior to the vesting of Restricted Stock or Restricted Stock Units, no transfer of a Participant's rights with respect to such shares or units, whether voluntary or involuntary, by operation of law or otherwise, shall vest the transferee with any interest or right in or with respect to such shares or units, but immediately upon any attempt to transfer such rights, such shares or units, and all of the rights related thereto, shall be forfeited by the Participant and the transfer shall be of no force or effect.

        (d)    Certificates.    Restricted Stock issued prior to the Vesting Date may be certificated or uncertificated, as determined by the Committee.

          (1)   Except as otherwise provided in this Section 9 hereof, reasonably promptly after the date identified in the Award Agreement for issuance of certificated shares of Restricted Stock, the Company shall cause to be issued a stock certificate, registered in the name of the Participant to whom such shares were granted, evidencing such shares; provided, that the Company shall not cause to be issued such a stock certificate unless it has received a stock power duly endorsed in blank with respect to such shares. Each such stock certificate shall bear the following legend:

      The transferability of this certificate and the shares of stock represented hereby are subject to the restrictions, terms and conditions (including forfeiture provisions and restrictions against transfer) contained in the Granite City Food & Brewery Ltd. Long-Term Incentive Plan and an Award Agreement entered into between the registered owner of such shares and Granite City Food & Brewery Ltd. A copy of the Plan and Award Agreement is on file in the office of the Secretary of Granite City Food & Brewery Ltd., 5402 Parkdale Drive, Suite 101, Minneapolis, Minnesota 55416.

  Such legend shall not be removed from the certificate evidencing such shares until such shares vest pursuant to the terms of the Award Agreement.

          (2)   Each certificate issued pursuant to Section 9(d)(1) hereof, together with the stock powers relating to the shares of Restricted Stock evidenced by such certificate, shall be deposited by the Company with a custodian designated by the Company (which custodian may be the Company). The Company shall cause such custodian to issue to the Participant a receipt evidencing the certificates held by it which are registered in the name of the Participant.

        (e)    Consequences Upon Vesting.    Upon the vesting of a share of Restricted Stock pursuant to the terms hereof, the restrictions of Section 9(c) hereof shall cease to apply to such share. Reasonably promptly after a share of Restricted Stock vests pursuant to the terms hereof, the Company shall cause to be issued and delivered to the Participant to whom such shares (whether certificated or uncertificated) were granted, a certificate evidencing such shares, free of the legend set forth in Section 9(d)(1) hereof, together with any other property of the Participant held by the custodian pursuant to Section 9(d)(2) hereof.

        (f)    Failure to Vest.    Except as may be provided by the Committee, in the event of a Participant's termination of employment or relationship with the Company prior to all of his Restricted Stock becoming vested, or in the event any conditions to the vesting of Restricted Stock have not been satisfied prior to the deadline for the satisfaction of such conditions as set forth in the Award, the shares of Restricted Stock which have not vested shall be forfeited, and the Committee may provide that (i) any purchase price paid by the Participant be returned to the Participant or (ii) a cash payment equal to the Restricted Stock's Fair Market Value on the date of forfeiture, if lower, be paid to the Participant.

        (g)    Voting Rights and Dividends.    Participants shall have the right to vote and receive dividends on Restricted Stock. Unless the Committee provides otherwise, Stock received as a dividend on, or in connection with a stock split of, Restricted Stock shall be subject to the same restrictions as the Restricted Stock. Whenever such voting rights are to be exercised, the Company shall provide the Participant with the same notices and other materials as are provided to other holders of the Stock, and the Participant shall be provided adequate opportunity to review the notices and material and vote the Restricted Stock allocated to him or her. Any dividends authorized by the Company to be paid to the Participant during the period the restriction is enforced, will be subject to the same restrictions as the underlying shares upon which the dividend is declared.

        (h)    Waiver of Restrictions.    With the exception of Performance Measures contained in any Award intended to constitute qualified performance-based compensation within the meaning of Code Section 162(m), the Committee may waive, in whole or in part, any or all of the conditions to receipt of, or restrictions with respect to, any or all of the Participant's Restricted Stock.

10.   Stock Bonuses

        The Committee may grant Stock Bonuses in such amounts as it shall determine from time to time. A Stock Bonus shall be in lieu of all or a portion of a Participant's salary or bonus and shall be paid at such time (including a future date selected by the Committee at the time of grant) and subject to such conditions as the Committee shall determine at the time of the grant of such Stock Bonus. By way of example and not by way of limitation, the Committee may require, as a condition to the payment of a Stock Bonus, that the Participant or the Company achieve such Performance Measures as the Committee may specify at the time of the grant. Certificates for shares of Company Stock granted as a Stock Bonus shall be issued in the name of the Participant to whom such grant was made and delivered to such Participant as soon as practicable after the date on which such Stock Bonus is required to be paid. Prior to the date on which a Stock Bonus awarded hereunder is required to be paid, such Award shall constitute an unfunded, unsecured promise by the Company to distribute Company Stock in the future.

11.   Cash Bonuses

        The Committee may provide for a Cash Bonus to be made by the Company to a Participant with respect to one or more Awards granted under the Plan. The Cash Bonus shall be in an amount specified by the Committee, which shall not exceed the amount necessary to pay the federal, state, local and other taxes payable with respect to the applicable Award, assuming that the Participant is taxed at the maximum tax rate applicable to such income. The Cash Bonus shall be paid solely in cash. No Participant shall be granted a Cash Bonus in any fiscal year with respect to more than the number of shares of Stock covered by Awards granted to such Participant in such fiscal year. The terms and conditions of a Cash Bonus shall be set forth in an Award Agreement entered into between the Company and the Participant.

12.   Performance Awards

        The Committee may grant Performance Awards payable in cash or Stock which may be earned based upon achievement of Performance Measures. With respect to each such Award, the Committee shall establish a performance period over which achievement of Performance Measures shall be determined. Such standards shall be established at the time of such Award and set forth in the Award Agreement.

        (a)    Performance Awards.    Each Performance Award shall have a maximum value established by the Committee at the time of such award.

        (b)    Performance Measures.    Performance Awards shall be awarded to an Eligible Individual contingent upon future performance of the Company and/or the Company's Subsidiary, division or department in which such person is employed over the performance period. The Committee shall establish the Performance Measures applicable to such Performance Award.

        (c)    Award Criteria.    In determining the value of Performance Awards, the Committee shall take into account an Eligible Individual's responsibility level, performance, potential, cash compensation level, unexercised Awards, other incentive awards granted under any plan of the Company other than the Plan and such other considerations as it deems appropriate. Notwithstanding the preceding sentence, to the extent necessary for a Performance Award payable in cash to be qualified performance-based compensation under Section 162(m) of the Code and the rules and regulations thereunder, the maximum amount that may be paid under all such Performance Awards to any one Participant during any calendar year shall be $750,000.

        (d)    Payment.    Following the end of each performance period, the Participant holding each Performance Award shall be entitled to receive payment of an amount, not exceeding the maximum value of the Performance Award, based on the achievement of the Performance Measures for such performance period, as determined by the Committee. Payment of Performance Awards may be made wholly in cash, wholly in shares of common stock or a combination thereof, all at the discretion of the Committee. Payment shall be made in a lump sum or in installments, and shall be subject to such vesting and other terms and conditions as may be prescribed by the Committee for such purpose in the Award Agreement. Notwithstanding anything contained herein to the contrary, in the case of a Performance Award intended to be qualified performance-based compensation under Code Section 162(m) and the rules and regulations thereunder, no payment shall be made under any such Performance Award until the Committee certifies in writing that the Performance Measures for the performance period have in fact been achieved.

        (e)    Other Terms and Conditions.    When a Performance Award is payable in installments of Company Stock, if determined by the Committee, one or more stock certificates or book-entry credits registered in the name of the Participant representing shares of Company Stock which would have been issuable to the Participant if such payment had been made in full on the day following the end of the applicable performance period may be registered in the name of such Participant, and during the period until such installment becomes due such Participant shall have the right to receive dividends (or the cash equivalent thereof) and shall also have the right to vote such Stock and all other shareholder rights (in each case unless otherwise provided in the Award Agreement evidencing the Performance Award), with the exception that (i) the Participant shall not be entitled to delivery of any stock certificate until the installment payable in shares becomes due, (ii) the Company shall retain custody of any stock certificates until such time, and (iii) the Participant may not sell, transfer, pledge, exchange, hypothecate or dispose of such common stock until such time. A distribution with respect to shares of

Company Stock payable in installments which has not become due, other than a distribution in cash, shall be subject to the same restrictions as the underlying shares with respect to which such distribution was made, unless otherwise determined by the Committee.

        (f)    Performance Award Agreements.    Each Performance Award shall be evidenced by an Award Agreement in such form and containing such provisions not inconsistent with the provisions of the Plan as the Committee from time to time shall approve.

13.   Dividend Equivalents and Other Equity-Based Awards

        The Committee is hereby authorized to grant Dividend Equivalents to Eligible Individuals under which the Participant shall be entitled to receive payments (in cash, shares, other securities, other Awards or other property as determined in the discretion of the Committee) equivalent to the amount of cash dividends paid by the Company to holders of shares with respect to a number of shares determined by the Committee. Subject to the terms of the Plan, such Dividend Equivalents may have such terms and conditions as the Committee shall determine. The Committee may grant other types of equity-based Awards in such amounts and subject to such terms and conditions as the Committee shall, in its sole discretion determine, subject to the provisions of the Plan. Awards may entail the transfer of actual shares of Company Stock to Participants, or payment in cash or otherwise of amounts based on the value of shares of Company Stock.

14.   Other Provisions Applicable to Awards.

        (a)    Change in Control.

          (1)    Acceleration of Vesting.    Notwithstanding any other provision of the Plan to the contrary, but subject to Section 14(a)(2), unless otherwise provided by the Committee in any Award Agreement, in the event of a Change in Control:

              (i)  Any Options, Stock Appreciation Rights and Warrants outstanding as of the date of such Change in Control, and which are not then exercisable and vested, shall become fully exercisable and vested.

             (ii)  The restrictions and deferral limitations applicable to any Restricted Stock or Restricted Stock Units shall lapse, and such Restricted Stock or Restricted Stock Units shall become free of all restrictions and become fully vested.

            (iii)  All Performance Awards shall be considered to be earned and payable in full, and any deferral or other restriction shall lapse and such Performance Awards shall be settled in cash or shares, as determined by the Committee, as promptly as is practicable.

            (iv)  All restrictions on other Awards shall lapse and such Awards shall become free of all restrictions and become fully vested.

    Notwithstanding the foregoing, no acceleration of vesting or termination of restrictions on Awards shall occur if (A) all Awards are assumed by a surviving corporation or its parent, or (B) the surviving corporation or its parent substitutes awards with substantially the same terms for such Awards.

          (2)    Cash Payment for Options.    If a Change in Control of the Company occurs and either (A) all Awards are not assumed by a surviving corporation or its parent or (B) the surviving corporation or its parent does not substitute awards with substantially the same terms for such Awards, then the Committee, if approved by the Committee in its sole discretion either in an

  Award Agreement issued at the time of the grant or at any time after the grant of an Award, and without the consent of any Participant affected thereby, may determine that:

              (i)  some or all Participants holding outstanding Awards will receive, with respect to some or all of the shares of Company Stock subject to such Awards, as of the effective date of any such Change in Control of the Company, cash in an amount equal to the excess of the Fair Market Value of such shares immediately prior to the effective date of such Change in Control over the exercise price per share of such Awards; and

             (ii)  with respect to any granted and outstanding Award, the Fair Market Value of the shares of Company Stock underlying such Award is less than or equal to the exercise price per share of such Award as of the effective date of the applicable Change in Control and the Award, therefore, shall terminate as of the effective date of the applicable Change in Control.

            If the Committee makes a determination as set forth in Section 14(a)(2)(i), then as of the effective date of any such Change in Control of the Company such Awards will terminate as to such shares and the Participants formerly holding such Awards will only have the right to receive such cash payment(s). If the Committee makes a determination as set forth in Section 14(a)(2)(ii), then as of the effective date of any such Change in Control of the Company such Awards will terminate, become void and expire as to all unexercised shares of Company Stock subject to such Awards on such date, and the Participants formerly holding such Awards will have no further rights with respect to such Awards.

          (3)    Limitation on Change in Control Payments.    Any limitations on payments made due to a Change in Control shall be set forth in the Award Agreement.

        (b)    Suspension or Cancellation for Cause.    If the Committee reasonably believes that a Participant has committed an act of misconduct which the Committee determines may constitute Cause, it may suspend the Participant's right to exercise any rights under an Award pending a determination by the Committee. If the employment of a Participant is terminated by the Company for Cause, then the Committee shall have the right to cancel any Awards granted to the Participant, whether or not vested, under the Plan. Any rights the Company may have hereunder in respect of the events giving rise to Cause shall be in addition to the rights the Company may have under any other agreement with a Participant or at law or in equity. Any determination of whether a Participant's employment is (or is deemed to have been) terminated for Cause shall be made by the Committee in its sole discretion, which determination shall be final and binding on all parties. If, subsequent to a Participant's termination of employment (whether voluntary or involuntary) without Cause, it is discovered that the Participant's employment could have been terminated for Cause, such Participant's employment shall be deemed to have been terminated for Cause. A Participant's termination of employment for Cause shall be effective as of the date of the occurrence of the event giving rise to Cause, regardless of when the determination of Cause is made.

        (c)    Right of Recapture.    If at any time within one (1) year after the date on which a Participant exercises rights under an Award, or if income is realized by a Participant in connection with any other stock-based award (each of which events shall be a "realization event"), if the Committee determines in its discretion that the Company has been materially harmed by the Participant, whether such harm (i) results in the Participant's termination or deemed termination of employment for Cause or (ii) results from any activity of the Participant determined by the Committee to be in competition with any activity of the Company, or otherwise prejudicial, contrary or harmful to the interests of the Company (including, but not limited to, accepting employment with or serving as a consultant, adviser or in any other capacity to an entity that is in competition with or acting against the interest of the Company), then any gain realized by the Participant from the realization event shall be paid by the Participant to the Company upon notice from the Company. Such gain shall be determined as of the date of the realization event, without regard to any subsequent change in the Fair Market Value of a share of Company Stock. The Company shall have the right to offset such gain against any amounts otherwise owed to the Participant by the Company (whether as wages, vacation pay, or pursuant to any benefit plan or other compensatory arrangement).

        (d)    Forfeiture for Financial Reporting Misconduct.    If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, if the Participant knowingly or grossly negligently engaged in the misconduct, or if the Participant is subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, the Participant shall reimburse the Company the amount of any payment in settlement of an Award, and the income realized by a Participant in connection with any other stock-based award, earned or accrued during the twelve (12) month period following the first public issuance or filing with the Securities and Exchange Commission (which ever just occurred) of the financial document embodying such financial reporting requirement.

        (e)    Consideration of Awards.    Awards may be granted for no cash consideration or for any cash or other consideration as may be determined by the Committee or required by applicable law.

        (f)    Awards May Be Granted Separately or Together.    Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution for any other Award or any award granted under any plan of the Company other than the Plan. Awards granted in addition to or in tandem with other Awards or in addition to or in tandem with awards granted under any such other plan of the Company may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

        (g)    No Limit on Other Compensation Arrangements.    Nothing contained in the Plan shall prevent the Company from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

        (h)    No Fractional Shares.    No fractional shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash shall be paid in lieu of a fractional share, or whether fractional rights shall be cancelled or otherwise eliminated.

        (i)    Forms of Payment Under Awards.    Subject to the terms of the Plan and Code Section 409A, payments or transfers to be made by the Company upon the grant, exercise or settlement of an Award may be made in such form or forms as the Committee shall determine (including, without limitation, cash, shares, other securities, other Awards or other property or any combination thereof), and may be made in a single payment or transfer, or in installments, in each case in accordance with rules of the Committee.

          Except as provided herein, the purchase price of each share of Stock purchased by a Participant or Beneficiary upon the exercise of any Award requiring payment shall be paid: (i) in United States Dollars in cash or by check, bank draft or money order payable to the order of the Company; (ii) at the discretion of the Committee, through the delivery of shares of Stock, having initially or as a result of successive exchanges of shares, an aggregate Fair Market Value equal to the aggregate purchase price for the Stock as to which the Option is being exercised; (iii) at the discretion of the Committee, by a combination of both (i) and (ii) above; or (iv) by such other method as may be permitted in the written Award Agreement between the Company and the Participant.

        (j)    Limits on Transfer of Awards.    No Award and no right under any such Award shall be transferable by a Participant otherwise than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act or the rules promulgated thereunder; provided, however, that, if so determined by the Committee, a Participant may, designate a beneficiary or beneficiaries to exercise the rights of the Participant and receive any property distributable with respect to any Award upon the death of the Participant. Each Award or right under any Award shall be exercisable during the Participant's lifetime only by the Participant or, if permissible under applicable law, by the Participant's guardian or legal representative. Any Award which is transferred pursuant to a qualified domestic relations order or as otherwise permitted by the Plan and the applicable Award Agreement shall remain subject to the terms and conditions set forth in the Award Agreement and the Plan. Except as otherwise provided in any applicable Award Agreement or amendment thereto, no Award or right under any such Award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company.

        (k)    Term of Awards.    Subject to Section 6(h) regarding the term of Incentive Stock Options, the term of each Award shall be for such periods as may be determined by the Committee at the time of grant.

15.   Adjustment Upon Changes in Company Stock

        (a)    Adjustments.    In the event that any dividend or other distribution (whether in the form of cash, shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares or other securities of the Company or other similar corporate transaction or event affecting shares of the Company will result in the diminution or enlargement of any of the benefits or potential benefits intended to be made available under the Plan or under an Award (including, without limitation, the benefits or potential benefits of provisions relating to the term, vesting or exercisability of any Option, Warrant or the availability of any Stock Appreciation Rights, if any, contained in any Award, and any Change in Control or similar provisions of any Award), the Committee shall adjust any or all of (i) the number and type of shares (or other securities or other property) which thereafter may be made the subject of Awards under the Plan, (ii) the number and type of shares (or other securities or other property) subject to outstanding Awards and (iii) the purchase or exercise price with respect to any Award.

        (b)    Outstanding Restricted Stock.    Unless the Committee in its absolute discretion otherwise determines, any securities or other property (including dividends paid in cash) received by a Participant with respect to a share of Restricted Stock, which has passed its issuance date but has not vested as of the date of such event, as a result of any dividend, stock split, reverse stock split, recapitalization, merger, consolidation, combination, exchange of shares or otherwise, not involving a Change in Control, shall not vest until such share of Restricted Stock vests in accordance with a Participant's Award Agreement, and shall be promptly deposited with the custodian designated pursuant to Section 9(d)(2) hereof.

16.   Rights as a Shareholder

        No person shall have any rights as a shareholder with respect to any shares of Company Stock covered by or relating to any Option, Warrant or Restricted Stock granted pursuant to the Plan until the date that the Participant becomes the registered owner of such shares. Except as otherwise expressly provided in Section 15 hereof, no adjustment to any Option, Warrant or Restricted Stock shall be made for dividends or other rights for which the record date occurs prior to the date such stock certificate is issued.

17.   No Special Employment Rights; No Right to Award

        (a)   Nothing contained in the Plan or any Award shall confer upon any Participant any right with respect to the continuation of his or her employment by the Company or interfere in any way with the right of the Company, subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of an Award.

        (b)   No person shall have any claim or right to receive an Award hereunder. The Committee's granting of an Award to a Participant at any time shall neither require the Committee to grant an Award to such Participant or any other Participant or other Eligible Person at any time nor preclude the Committee from making subsequent grants to such Participant or any other Participant or other Eligible Person.

18.   Securities Matters

        (a)   The Company shall be under no obligation to effect the registration pursuant to the Securities Act of any interests in the Plan or any shares of Company Stock to be issued hereunder or to effect similar compliance under any state laws. Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any certificates evidencing shares of Company Stock pursuant to the Plan unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange or market on which shares of Company Stock are traded. The Committee may require, as a condition of the issuance and delivery of certificates evidencing shares of Company Stock pursuant to the terms hereof, that the recipient of such shares make such covenants, agreements and representations, and that such certificates bear such legends, as the Committee, in its sole discretion, deems necessary or desirable.

        (b)   The exercise of any Option granted hereunder shall be effective only at such time as counsel to the Company shall have determined that the issuance and delivery of shares of Company Stock pursuant to such exercise is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange or market on which shares of Company Stock are traded.

19.   Compliance with Rule 16b-3

        It is intended that the Plan be applied and administered in compliance with Rule l6b-3 under the Exchange Act ("Rule 16b-3"). If any provision of the Plan would be in violation of Rule 16b-3 if applied as written, such provision shall not have effect as written and shall be given effect so as to comply with Rule l6b-3, as determined by the Committee. The Committee is authorized to amend the Plan and to make any such modifications to Award Agreements to comply with Rule l6b-3, as it may be amended from time to time, and to make any other such amendments or modifications deemed necessary or appropriate to better accomplish the purposes of the Plan in light of any amendments made to Rule 16b-3.

20.   Tax Matters

        (a)    Withholding.    To the extent required by applicable federal, state, local or foreign law, the Committee may and/or a Participant shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise with respect to any issuance, exercise or vesting of an Award, or any disposition of shares of Company Stock. The Company shall not be required to issue shares or to recognize the disposition of such shares until such obligations are satisfied. To the extent permitted or required by the Committee, these obligations may or shall be satisfied by having the Company withhold a portion of the shares of Company Stock that otherwise would be issued to a Participant under such Award or by tendering a Participant's previously acquired shares.

        (b)    Required Consent to and Notification of Code Section 83(b) Election.    No election under Section 83(b) of the Code (to include in gross income in the year of transfer the amounts specified in Code Section 83(b)) or under a similar provision of the laws of a jurisdiction outside the United States may be made unless expressly permitted by the terms of the Award Agreement or by action of the Committee in writing prior to the making of such election. In any case in which a Participant is permitted to make such an election in connection with an Award, the Participant shall notify the Company of such election within ten (10) days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Code Section 83(b) or other applicable provision.

        (c)    Requirement of Notification Upon Disqualifying Disposition Under Code Section 421(b).    If any Participant shall make any disposition of shares of Company Stock delivered pursuant to the exercise of an Incentive Stock Option under the circumstances described in Code Section 421(b) (i.e., a disqualifying disposition), such Participant shall notify the Company of such disposition within ten (10) days thereof.

21.   Amendment and Termination

        Except to the extent prohibited by applicable law and unless otherwise expressly provided in the Plan:

        (a)    Amendment or Termination of the Plan.    The Board of Directors may amend, alter, suspend, discontinue or terminate the Plan at any time and from time to time; provided, however, that, notwithstanding any other provision of the Plan or any Award Agreement, without the approval of the shareholders of the Company, no such amendment, alteration, suspension, discontinuation or termination shall be made that, absent such approval, would (i) increase the number of shares that may be issued under the Plan; (ii) permit granting of Options at less than the market price of Company Stock; (iii) permit the repricing of outstanding Options; (iv) amend the maximum shares set forth that may be granted as Options, Stock Appreciation Rights, Warrants, Restricted Stock or Restricted Stock Units or Stock Bonus to any Participant; (v) extend the term of the Plan; (vi) change the class of persons eligible to participate in the Plan; or (vii) otherwise implement any amendment required to be approved by shareholders under the rules of any applicable stock exchange or NASDAQ Marketplace Rules. Additionally, in the absence of written consent of the affected Participant, no amendment or termination may adversely affect the rights of any Participant or Beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board, provided that adjustments made pursuant to Section 15(a) hereof shall not be subject to the foregoing limitations of this Section 21.

        (b)    Correction of Defects, Omissions and Inconsistencies.    The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

22.   No Obligation to Exercise

        The grant to a Participant of an Option, Warrant, SAR, Performance Award or other equity-based Award shall impose no obligation upon such Participant to exercise such Award.

23.   Transfers Upon Death

        No transfer by will or the laws of descent and distribution of any Award, or the right to exercise any Award, shall be effective to bind the Company unless the Committee shall have been furnished with (a) written notice thereof and with a copy of the will and/or such evidence as the Committee may deem necessary to establish the validity of the transfer, and (b) an agreement by the transferee to comply with all the terms and conditions of the Award that are or would have been applicable to the Participant and to be bound by the acknowledgments made by the Participant in connection with the grant of the Award.

24.   Expenses and Receipts

        The expenses related to administering the Plan shall be paid by the Company. Any proceeds received by the Company in connection with any Award will be used for general corporate purposes.

25.   Limitations Imposed By Section 162(m) of the Code

        Notwithstanding any other provision hereunder, prior to a Change in Control, if and to the extent that the Committee determines the Company's federal tax deduction in respect of an Award may be limited as a result of Section 162(m) of the Code, the Committee may take the following actions:

        (a)   With respect to Options, SARs or Warrants, the Committee may delay the payment in respect to such Options, SARs or Warrants until a date that is within thirty (30) days after the earlier to occur of (i) the date that compensation paid to the Participant no longer is subject to the deduction limitation under Section 162(m) of the Code and (ii) the occurrence of a Change in Control. In the event that a Participant exercises an Option, SAR or Warrant at a time when the Participant is a "covered employee," and the Committee determines to delay the payment in respect of such any Award, the Committee shall credit cash or, in the case of an amount payable in Company Stock, the Fair Market Value of the Company Stock, payable to the Participant to a book-entry account established in the Participant's name in the financial records of the Company. The Participant shall have no rights in respect of such account and the amount credited thereto shall not be transferable by the Participant other than by will or laws of descent and distribution. The Committee may credit additional amounts to such account as it may determine in its sole discretion. Any account created hereunder shall represent only an unfunded unsecured promise by the Company to pay the amount credited thereto to the Participant in the future.

        (b)   With respect to Restricted Stock or Restricted Stock Units and Stock Bonuses, the Committee may require the Participant to surrender to the Committee any certificates with respect to Restricted Stock or Restricted Stock Units and Stock Bonuses in order to cancel the Awards of such Restricted Stock or Restricted Stock Units and Stock Bonuses (and any related Cash Bonuses). In exchange for such cancellation, the Committee shall credit to a book-entry account established in the Participant's name in the financial records of the Company a cash amount equal to the Fair Market Value of the shares of Company Stock subject to such awards. The amount credited to such account shall be paid to the Participant within thirty (30) days after the earlier to occur of (i) the date that compensation paid to the Participant no longer is subject to the deduction limitation under Section 162(m) of the Code and (ii) the occurrence of a Change in Control. The Participant shall have no rights in respect of such account and the amount credited thereto shall not be transferable by the Participant other than by will or laws of descent and distribution. The Committee may credit additional amounts to such account as it may determine in its sole discretion. Any account created hereunder shall represent only an unfunded unsecured promise by the Company to pay the amount credited thereto to the Participant in the future.

26.   Compliance with Section 409A of the Code

        It is the intention of this Plan that any Awards granted hereunder shall satisfy the additional conditions applicable to nonqualified deferred compensation under Section 409A of the Code. No Award shall provide for deferral of compensation that does not comply with Section 409A of the Code, unless the Board or Committee, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A of the Code. In the event that an Award is determined to constitute "nonqualified deferred compensation" that would be subject to the additional tax under Section 409(a)(1)(B) of the Code (or any successor provisions), the Committee shall have the authority to impose such additional conditions as it deems necessary to avoid the imposition of the additional tax. Notwithstanding anything to the contrary set forth in this Plan, the Company shall have no liability to any Participant or any other person (i) if an Award does not satisfy the additional conditions applicable to nonqualified deferred compensation under Section 409A of the Code or (ii) for any other unexpected tax consequence affecting any Participant or other person due to the receipt or settlement of any Award granted hereunder.

27.   Failure to Comply

        In addition to the remedies of the Company elsewhere provided for herein, a failure by a Participant (or Beneficiary or permitted transferee) to comply with any of the terms and conditions of the Plan or Award Agreement, unless such failure is remedied by such Participant (or a Beneficiary or permitted transferee) within ten (10) days after having been notified of such failure by the Committee, shall be grounds for the cancellation and forfeiture of such Award, in whole or in part, as the Committee, in its absolute discretion, may determine. No Participant will have rights under an Award granted to such Participant unless and until an Award Agreement shall have been duly executed on behalf of the Company.

28.   Effective Date of Plan; Term of Plan

        The Plan shall be effective on the date on which the Company's shareholders have first approved this Plan in accordance with applicable NASDAQ Marketplace Rules (the "Effective Date"). The Plan shall continue in effect until (i) the tenth anniversary of the Effective Dave, or (ii) until termination of the Plan pursuant to Section 21(a) of the Plan.

29.   Severability of Provisions

        If any provision of the Plan is held to be invalid or unenforceable, the other provisions of the Plan shall not be affected but shall be applied as if the invalid or unenforceable provision had not been included in the Plan.

30.   Applicable Law

        Except to the extent preempted by any applicable law, the Plan will be construed and administered in accordance with the laws of the State of Minnesota, without reference to the principles of conflicts of law.

31.   Participants in Foreign Countries

        The Committee shall have the authority to adopt such modifications, procedures and sub-plans as may be necessary or desirable to comply with the provisions of the laws of foreign countries in which the Company or its Subsidiaries may operate to assure the viability of the benefits from Awards granted to Participants performing services in such countries and to meet the objectives of the Plan.

32.   No Trust or Fund Created

        Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

Dated:                              , 2011 Signature(s) in Box (If there are co-owners both must sign) Please sign exactly as name appears on this proxy. When shares are held by joint tenants, both should sign. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such and, if not previously furnished, a certificate or other evidence of appointment should be furnished. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person. Please detach here 1. To elect eight directors for the ensuing year and until their successors shall be elected and FOR all WITHHOLD duly qualified. nominees listed AUTHORITY 01 Robert J. Doran 05 Louis M. Mucci at left (except as to vote for all 02 Fouad Z. Bashour 06 Michael S. Rawlings marked to the nominees 03 Charles J. Hey 07 Michael H. Staenberg contrary below) listed at left 04 Joel C. Longtin 08 Steven J. Wagenheim (Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.) 2. To approve our Long-Term Incentive Plan. For Against Abstain 3. To ratify the appointment of Schechter, Dokken, Kanter, Andrews & Selcer, Ltd. as our For Against Abstain independent registered public accounting firm for the fiscal year ending December 27, 2011. 4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the annual meeting or any adjournment or postponement thereof. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED ON THE PROXY BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3. ABSTENTIONS WILL BE COUNTED TOWARDS THE EXISTENCE OF A QUORUM. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE. Address change? Mark Box Indicate changes below: Shareowner ServicesSM P.O. Box 64945 St. Paul, MN 55164-0945 GraniteCity FOOD & BREWERY

Granite City Food & Brewery Ltd. 5402 Parkdale Drive, Suite 101 Minneapolis, Minnesota 55416 proxy THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned shareholder of Granite City Food & Brewery Ltd., a Minnesota corporation, hereby acknowledges receipt of the notice of annual meeting of shareholders and proxy statement, each dated September 20, 2011, and hereby appoints Robert J. Doran and James G. Gilbertson, or either of them, proxies and attorneys-in-fact, with full power to each of substitution and revocation, on behalf and in the name of the undersigned, to represent the undersigned at the annual meeting of shareholders of Granite City Food & Brewery Ltd. to be held at Briggs and Morgan, P.A., 80 South Eighth Street, Suite 2200, Minneapolis, Minnesota, on October 18, 2011, at 3:00 p.m. central time, or at any adjournment or postponement thereof, and to vote, as designated below, all shares of each class of voting securities of Granite City Food & Brewery Ltd. which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below. GRANITE CITY FOOD & BREWERY LTD. ANNUAL MEETING OF SHAREHOLDERS October 18, 2011 3:00 p.m. BRIGGS AND MORGAN, P.A. 80 South Eighth Street, Suite 2200 Minneapolis, Minnesota 55402 See reverse for voting instructions